                                                                   EXHIBIT 10.27


                            MASTER LEASE AGREEMENT

                         DATED AS OF DECEMBER 27, 1996

                                BY AND BETWEEN

                    HEALTH AND RETIREMENT PROPERTIES TRUST,
                                 AS LANDLORD,

                                      AND

                              BLC PROPERTY, INC.,
                                   AS TENANT

                               TABLE OF CONTENTS

ARTICLE 1:  DEFINITIONS...................................................... 1

     1.1   Additional Rent................................................... 1
     1.2   Additional Charges................................................ 2
     1.3   Adjusted Purchase Price........................................... 2
     1.4   Affiliated Person................................................. 2
     1.5   Agreement......................................................... 2
     1.6   Applicable Laws................................................... 2
     1.7   Award............................................................. 3
     1.8   Base Revenues..................................................... 3
     1.9   Brookdale......................................................... 3
     1.10  Business Day...................................................... 3
     1.11  Capital Addition.................................................. 4
     1.12  Capital Additions Cost............................................ 4
     1.13  Change in Control................................................. 4
     1.14  Code.............................................................. 5
     1.15  Collective Leased Properties...................................... 5
     1.16  Commencement Date................................................. 5
     1.17  Condemnation...................................................... 5
     1.18  Condemnor......................................................... 5
     1.19  Consolidated Financials........................................... 5
     1.20  Date of Taking.................................................... 5
     1.21  Declaration....................................................... 5
     1.22  Default........................................................... 6
     1.23  Distribution...................................................... 6
     1.24  Encumbrance....................................................... 6
     1.25  Entity............................................................ 6
     1.26  Environment....................................................... 6
     1.27  Environmental Obligation.......................................... 6
     1.28  Environmental Notice.............................................. 6
     1.29  Environmental Report.............................................. 6
     1.30  Event of Default.................................................. 6
     1.31  Excess Total Revenues............................................. 6
     1.32  Extended Terms.................................................... 6
     1.33  Facility.......................................................... 7
     1.34  Facility Mortgage................................................. 7
     1.35  Facility Mortgagee................................................ 7
     1.36  Facility Trade Name............................................... 7
     1.37  Fair Market Added Value........................................... 7
     1.38  Fair Market Value................................................. 7
     1.39  Fair Market Value Purchase Price.................................. 7
     1.40  Financial Officer's Certificate................................... 7
     1.41  Fiscal Year....................................................... 8
     1.42  Fixed Term........................................................ 8
     1.43  Fixtures.......................................................... 8
     1.44  GAAP.............................................................. 8
     1.45  Government Agencies............................................... 8
     1.46  Guarantors........................................................ 8
     1.47  Guaranty.......................................................... 8
     1.48  Hazardous Substances.............................................. 8
     1.49  Immediate Family.................................................. 9
     1.50  Impositions....................................................... 9

     1.51  Incidental Documents............................................. 10
     1.52  Indebtedness..................................................... 10
     1.53  Independent Trustees............................................. 10
     1.54  Insurance Requirements........................................... 10
     1.55  Interest Rate.................................................... 10
     1.56  Investment....................................................... 10
     1.57  IPO.............................................................. 11
     1.58  Land............................................................. 11
     1.59  Landlord......................................................... 11
     1.60  Lease Year....................................................... 11
     1.61  Leased Improvements.............................................. 11
     1.62  Leased Personal Property......................................... 11
     1.63  Leased Property.................................................. 11
     1.64  Legal Requirements............................................... 11
     1.65  Lending Institution.............................................. 12
     1.66  Lien............................................................. 12
     1.67  Management Agreement............................................. 12
     1.68  Manager.......................................................... 12
     1.69  Minimum Rent..................................................... 12
     1.70  Notice........................................................... 12
     1.71  Officer's Certificate............................................ 12
     1.72  Overdue Rate..................................................... 12
     1.73  Parent........................................................... 12
     1.74  Permitted Encumbrances........................................... 13
     1.75  Permitted Liens.................................................. 13
     1.76  Permitted Subleases.............................................. 13
     1.77  Permitted Subtenant.............................................. 13
     1.78  Person........................................................... 13
     1.79  Pledge and Security Agreement.................................... 13
     1.80  Primary Intended Use............................................. 13
     1.81  Prime............................................................ 13
     1.82  Provider Agreements.............................................. 13
     1.83  Qualified Appraiser.............................................. 14
     1.84  Records.......................................................... 14
     1.85  Regulated Medical Wastes......................................... 14
     1.86  Rent............................................................. 14
     1.87  Residents' Personal Property..................................... 14
     1.88  SEC.............................................................. 14
     1.89  State............................................................ 14
     1.90  Stock Pledge Agreement........................................... 14
     1.91  Subordinated Creditor............................................ 14
     1.92  Subordination Agreement.......................................... 14
     1.93  Subsidiary....................................................... 15
     1.94  Tangible Net Worth............................................... 15
     1.95  Tenant........................................................... 15
     1.96  Tenant's Capital Additions....................................... 15
     1.97  Tenant's Personal Property....................................... 15
     1.98  Term............................................................. 15
     1.99  Third Party Payor Programs....................................... 16
     1.100 Third Party Payors............................................... 16
     1.101 Total Revenues................................................... 16
     1.102 Trustees......................................................... 16
     1.103 Unsuitable for Its Primary Intended Use.......................... 16
     1.104 Work............................................................. 17

ARTICLE 2:  COLLECTIVE LEASED PROPERTIES AND TERM........................... 17

     2.1  Collective Leased Properties...................................... 17
     2.2  Condition of Collective Leased Properties......................... 18
     2.3  Fixed Term........................................................ 19
     2.4  Extended Term..................................................... 19

ARTICLE 3:  RENT............................................................ 20

     3.1  Rent.............................................................. 20
          3.1.1  Minimum Rent............................................... 20
          3.1.2  Additional Rent............................................ 20
          3.1.3  Additional Charges......................................... 23
     3.2  Late Payment of Rent.............................................. 25
     3.3  Net Lease......................................................... 25
     3.4  No Termination, Abatement, Etc. .................................. 25

ARTICLE 4:  USE OF THE COLLECTIVE LEASED PROPERTIES......................... 26

     4.1  Permitted Use..................................................... 26
          4.1.1  Primary Intended Use....................................... 26
          4.1.2  Necessary Approvals........................................ 27
          4.1.3  Lawful Use, Etc. .......................................... 27
     4.2  Compliance with Legal and Insurance Requirements, Etc. ........... 27
     4.3  Compliance with Medicaid and Medicare Requirements................ 28
     4.4  Environmental Matters............................................. 28
          4.4.1  Restriction on Use, Etc. .................................. 28
          4.4.2  Environment Report......................................... 29
          4.4.3  Indemnification of Landlord................................ 30
          4.4.4  Survival................................................... 31

ARTICLE 5:  MAINTENANCE AND REPAIRS, ETC. .................................. 31

     5.1  Maintenance and Repair............................................ 31
          5.1.1  Tenant's Obligations....................................... 31
          5.1.2  Landlord's Obligations..................................... 32
          5.1.3  Nonresponsibility of Landlord; No Mechanics Liens.......... 32
     5.2  Tenant's Personal Property........................................ 33
     5.3  Yield Up.......................................................... 33
     5.4  Encroachments, Restrictions, Etc. ................................ 35
     5.5  Landlord to Grant Easements, Etc. ................................ 35

ARTICLE 6:  CAPITAL ADDITIONS, ETC.......................................... 36

     6.2  Capital Additions Financed or Paid For by Tenant.................. 37
          6.2.1  Financing of Capital Additions............................. 37
          6.2.2  Purchase by Landlord....................................... 37
     6.3  Capital Additions Financed by Landlord............................ 38
     6.4  Non-Capital Additions............................................. 39
     6.5  Improvement Advances.............................................. 39
     6.6  Salvage........................................................... 40

ARTICLE 7:  LIENS........................................................... 40

     7.1  Liens............................................................. 40
     7.2  Landlord's Lien................................................... 41

ARTICLE 8:  PERMITTED CONTESTS.............................................. 41

ARTICLE 9:  INSURANCE AND INDEMNIFICATION................................... 42

     9.1  General Insurance Requirements.................................... 42
     9.2  Replacement Cost.................................................. 44
     9.3  Waiver of Subrogation............................................. 44
     9.4  Form Satisfactory, Etc. .......................................... 44
     9.5  Blanket Policy.................................................... 45
     9.6  No Separate Insurance............................................. 45
     9.7  Indemnification of Landlord....................................... 46

ARTICLE 10:  CASUALTY....................................................... 47

     10.1  Insurance Proceeds............................................... 47
     10.2  Damage or Destruction............................................ 47
           10.2.1  Damage or Destruction of Leased Property................. 47
           10.2.2  Partial Damage or Destruction............................ 48
           10.2.3  Insufficient Insurance Proceeds.......................... 48
           10.2.4  Disbursement of Proceeds................................. 48
     10.3  Damage Near End of Term.......................................... 49
     10.4  Tenant's Property................................................ 49
     10.5  Restoration of Tenant's Property................................. 50
     10.6  No Abatement of Rent............................................. 50
     10.7  Waiver........................................................... 50

ARTICLE 11:  CONDEMNATION................................................... 50

     11.1  Total Condemnation, Etc. ........................................ 50
     11.2  Partial Condemnation............................................. 50
     11.3  Abatement of Rent................................................ 51
     11.4  Temporary Condemnation........................................... 52
     11.5  Allocation of Award.............................................. 52

ARTICLE 12:  DEFAULTS AND REMEDIES.......................................... 52

     12.1  Events of Default................................................ 52
     12.2  Remedies......................................................... 56
     12.3  Tenant's Waiver.................................................. 58
     12.4  Application of Funds............................................. 58
     12.5  Landlord's Right to Cure Tenant's Default........................ 59
     12.6  Trade Names...................................................... 59

ARTICLE 13:  HOLDING OVER................................................... 59

ARTICLE 14:  LANDLORD'S DEFAULT............................................. 60

ARTICLE 15:  PURCHASE OF LEASED PROPERTY.................................... 60

ARTICLE 16:  SUBLETTING AND ASSIGNMENT...................................... 61

     16.1  Subletting and Assignment........................................ 61
     16.2  Required Sublease Provisions..................................... 62
     16.3  Permitted Sublease............................................... 63
     16.4  Sublease Limitation.............................................. 63

ARTICLE 17:  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS................. 64

     17.1  Estoppel Certificates............................................ 64
     17.2  Financial Statements............................................. 64
     17.3  General Operations............................................... 65
           17.3.1  Reimbursement, Licensure, Etc. .......................... 65
           17.3.2  Annual Budgets........................................... 66

ARTICLE 18:  LANDLORD'S RIGHT TO INSPECT.................................... 66

ARTICLE 19:  APPRAISAL...................................................... 67

     19.1  Appraisal Procedure.............................................. 67
     19.2  Landlord's Right to Appraisal.................................... 68

ARTICLE 20:  REPRESENTATIONS AND WARRANTIES................................. 69

     20.1  Representations of Tenant........................................ 69
           20.1.1  Status and Authority of Tenant........................... 69
           20.1.2  Action of Tenant......................................... 69
           20.1.3  No Violations of Agreements.............................. 69
           20.1.4  Litigation............................................... 70
           20.1.5  Disclosure............................................... 70
           20.1.6  Compliance With Law...................................... 70
           20.1.7  Hazardous Substances..................................... 70
     20.2  Representations of Landlord...................................... 71
           20.2.1  Status and Authority of Landlord......................... 71
           20.2.2  Action of Landlord....................................... 71
           20.2.3  No Violations of Agreements.............................. 71
           20.2.4  Litigation............................................... 71

ARTICLE 21:  FACILITY MORTGAGES............................................. 72

     21.1  Landlord May Grant Liens......................................... 72
     21.2  Subordination of Lease........................................... 72
     21.3  Notice to Mortgagee and Ground Landlord.......................... 73

ARTICLE 22:  ADDITIONAL COVENANTS OF TENANT................................. 74

     22.1  Prompt Payment of Indebtedness................................... 74
     22.2  Conduct of Business.............................................. 74
     22.3  Maintenance of Accounts and Records.............................. 74
     22.4  Notice of Change of Name, Etc. .................................. 74
     22.5  Notice of Litigation, Potential Event of Default, Etc. .......... 75
     22.6  Indebtedness of Tenant........................................... 75

     22.7  Financial Condition of Tenant.................................... 76
     22.8  Distributions, Payments to Affiliated Persons, Etc. ............. 76
     22.9  Prohibited Transactions.......................................... 76
     22.10 Management of Collective Leased Properties....................... 76
     22.11 Liens and Encumbrances........................................... 77
     22.12 Merger; Sale of Assets; Etc. .................................... 77
     22.13 Permitted Subleases.............................................. 78

ARTICLE 23:  MISCELLANEOUS.................................................. 78

     23.1  Limitation on Payment of Rent.................................... 78
     23.2  No Waiver........................................................ 78
     23.3  Remedies Cumulative.............................................. 78
     23.4  Severability..................................................... 78
     23.5  Acceptance of Surrender.......................................... 79
     23.6  No Merger of Title............................................... 79
     23.7  Conveyance by Landlord........................................... 79
     23.8  Quiet Enjoyment.................................................. 79
     23.9  NON-LIABILITY OF TRUSTEES........................................ 80
     23.10 Landlord's Consent of Trustees................................... 80
     23.11 Memorandum of Lease.............................................. 80
     23.12 Notices.......................................................... 80
     23.13 Construction..................................................... 82
     23.14 Counterparts; Headings........................................... 82
     23.15 Applicable Law, Etc. ............................................ 82
     23.16 Payment of Fees.................................................. 83

EXHIBITS
--------

A-1 - A-3 - Legal Descriptions
B         - Allocable Purchase Prices

                             MASTER LEASE AGREEMENT
                             ----------------------


          THIS MASTER LEASE AGREEMENT is entered into as of this 27th day of December, 1996, by and between HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust, having its principal office at 400 Centre Street, Newton, Massachusetts 02158, as landlord ("Landlord"), and BLC PROPERTY, INC., a Delaware corporation, having its principal office at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, as tenant ("Tenant").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Landlord, on the date hereof, is acquiring at the request of Tenant, fee simple title to the three (3) Collective Leased Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1); and

          WHEREAS, Landlord wishes to lease the Collective Leased Properties to Tenant and Tenant wishes to lease the Collective Leased Properties from Landlord, all subject to and upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          1.1  "Additional Rent" shall have the meaning given such term in
Section 3.1.2(a).

          1.2  "Additional Charges" shall have the meaning given such term in
Section 3.1.3.

          1.3 "Adjusted Purchase Price" shall mean, with respect to any of the Collective Leased Properties, the allocated purchase price of such Leased Property as set forth in Exhibit B plus the aggregate amount of all disbursements made by Landlord with respect to such Leased Property pursuant to the terms of Section 6.5 of this Agreement, plus any other amount disbursed or advanced by Landlord to finance, or to reimburse Tenant for its financing of, any Capital Addition to such Leased Property less the amount of any Award or the proceeds of any insurance received by Landlord in connection with a partial Condemnation or a partial casualty involving such Leased Property as described in Section 11.2 or 10.2.2, and not applied by Landlord to the restoration of such Leased Property as provided therein.

          1.4 "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, fifty percent (50%) or more of the partnership interests in such partnership; (b) in the case of any such Person which is a limited liability company, any member of such company holding, directly or indirectly, fifty percent (50%) or more of the membership interests in such company; (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b); (d) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, fifty percent (50%) or more of the partnership interests in, such Person or any Person referred to in the preceding clauses (a), (b) and
(c); and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

          1.5 "Agreement" shall mean this Master Lease Agreement, including Exhibits A-1 to A-3 and B hereto, as it and they may be amended from time to time as herein provided.

          1.6 "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders (whether now existing or hereafter enacted or promulgated irrespective of whether its enactment is foreseeable or contemplated), of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or Regulated Medical Wastes, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

          1.7 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any of the Collective Leased Properties (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

          1.8 "Base Revenues" shall mean, with respect to each Leased Property, Total Revenues for such Leased Property for the 1998 calendar year; provided, however, that in the event that, with respect to any Lease Year, or portion thereof, for any reason (including, without limitation, a taking or casualty with respect to such Leased Property) there shall be a change in the number of units available at the applicable Facility or in the services provided at such Facility from the number of such units or the services provided during the 1998 calendar year, in determining Additional Rent payable with respect to such Lease Year, Base Revenues shall be adjusted on a proportional basis, based on the number of units and services remaining after such change; it being understood and agreed that Base Revenues shall be calculated separately for each Leased Property and shall not be determined on an aggregate basis for the Collective Leased Properties.

          1.9 "Brookdale" shall mean Brookdale Living Communities, Inc., a Delaware corporation.

          1.10 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Illinois are authorized by law or executive action to close.

          1.11 "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements with respect to any of the Collective Leased Properties, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, the renovation of existing improvements on any of the Collective Leased Properties in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units of any Facility to change the purpose for which such units are utilized or to improve materially the quality of any Facility.

          1.12 "Capital Additions Cost" shall mean the cost of any Capital Addition proposed to be made by Tenant at any of the Collective Leased Properties, whether paid for by Tenant or Landlord. Such cost shall include, but not be limited to, the following: (a) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, which approval shall not be unreasonably withheld or delayed (b) if agreed to by Landlord in writing, in advance, the cost of any land (including all related acquisition costs incurred by Tenant) contiguous to the applicable Leased Property which is to become a part of such Leased Property purchased for the purpose of placing thereon a Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction, (d) title insurance charges, (e) reasonable attorneys' fees and expenses, (f) filing, registration and recording taxes and fees, (g) documentary stamp or transfer taxes, and (h) all actual and reasonable costs and expenses of Landlord and Tenant and, if agreed to by Landlord in writing, in advance, any Lending Institution committed to finance the Capital Addition.

          1.13 "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 50% or more, or rights, options or warrants to acquire 50% or more, of the outstanding shares of voting stock of Tenant or any Guarantor, as the case may be, or the merger or consolidation of Tenant or any Guarantor, as the case may be with or into any other Person or any one or more sales or conveyances to any

Person of all or substantially all of the assets of Tenant or any Guarantor, as the case may be.

          1.14 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

          1.15 "Collective Leased Properties" shall have the meaning given such term in Section 2.1.

          1.16  "Commencement Date" shall mean the date of this Agreement.

          1.17 "Condemnation" shall mean, with respect to any of the Collective Leased Properties, (a) the exercise of any governmental power with respect to such Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation; (b) a voluntary sale or transfer of such Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and (c) a taking or voluntary conveyance of all or part of such Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Leased Property, whether or not the same shall have actually been commenced.

          1.18 "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          1.19 "Consolidated Financials" shall mean, for any Fiscal Year or other accounting period of Prime and its consolidated subsidiaries prior to the IPO and of Brookdale and its consolidated subsidiaries subsequent to the IPO, annual audited and quarterly unaudited financial statements prepared on a consolidated basis, including Prime's or Brookdale's, as the case may be, consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

          1.20 "Date of Taking" shall mean, as to any of the Collective Leased Properties, the date the Condemnor has the right to possession of such Leased Property, or any portion thereof, in connection with a Condemnation.

          1.21 "Declaration" shall mean the Declaration of Trust establishing Landlord, dated October 9, 1986, as amended and restated from time to time.

          1.22 "Default" shall mean any event or condition which with the giving of notice and/or lapse of time may ripen into an Event of Default.

          1.23 "Distribution" shall mean (a) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of a corporation, or (d) any return of capital to shareholders.

          1.24 "Encumbrance" shall have the meaning given such term in Section 21.1.

          1.25 "Entity" shall mean any general partnership, limited partnership, limited liability company or partnership, corporation, joint venture, trust, business trust, cooperative or association.

          1.26 "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

          1.27 "Environmental Obligation" shall have the meaning given such term in Section 4.4.1.

          1.28 "Environmental Notice" shall have the meaning given such term in Section 4.4.1.

          1.29 "Environmental Report" shall have the meaning given such term in Section 4.4.2.

          1.30  "Event of Default" shall have the meaning given such term in
Section 12.1.

          1.31 "Excess Total Revenues" shall mean, for each Leased Property, with respect to any Lease Year, or portion thereof, the amount, if any, of Total Revenues for such Leased Property for such Lease Year, or portion thereof, in excess of Base Revenues for the equivalent period; it being understood and agreed that Excess Total Revenues shall be calculated separately for each Leased Property and shall not be calculated at an aggregate basis with respect to the Collective Leased Properties.

          1.32  "Extended Terms" shall have the meaning given such term in
Section 2.4.

          1.33 "Facility" shall mean, with respect to any of the Collective Leased Properties, the senior housing facility being operated or proposed to be operated on such Leased Property.

          1.34 "Facility Mortgage" shall mean, with respect to any of the Collective Leased Properties, any Encumbrance placed upon such Leased Property in accordance with Article 21.

          1.35 "Facility Mortgagee" shall mean the holder of any Facility Mortgage.

          1.36 "Facility Trade Name" shall mean, with respect to any Facility, any name under which Tenant has conducted the business of operating such Facility at any time during the Term.

          1.37 "Fair Market Added Value" shall mean, with respect to any of the Collective Leased Properties, the Fair Market Value of such Leased Property (including all Capital Additions) less the Fair Market Value of such Leased Property determined as if no Tenant's Capital Additions had been constructed.

          1.38 "Fair Market Value" shall mean, with respect to any of the Collective Leased Properties, the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property,
(a) assuming the same is unencumbered by this Agreement, (b) determined by agreement between Landlord and Tenant or, failing agreement, the appraisal procedures set forth in Article 19, and (c) not taking into account any reduction in value resulting from any indebtedness to which such Leased Property is subject.

          1.39 "Fair Market Value Purchase Price" shall mean, with respect to any of the Collective Leased Properties, the Fair Market Value of such Leased Property less the Fair Market Added Value.

          1.40 "Financial Officer's Certificate" shall mean, as to any Person, a certificate of the chief financial officer of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that, to such officer's knowledge, such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby, and (b) that such officer has reviewed this Agreement and, to such officer's knowledge, has no knowledge of any Default or Event of Default hereunder.

          1.41 "Fiscal Year" shall mean the twelve (12) month period from January 1 to December 31.

          1.42  "Fixed Term" shall have the meaning given such term in Section
2.3.

          1.43 "Fixtures" shall have the meaning given such term in Section 2.1(d).

          1.44 "GAAP" shall mean generally accepted accounting principles consistently applied.

          1.45 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Collective Leased Properties or any portion thereof or the Facilities operated thereon.

          1.46 "Guarantors" shall mean, collectively, each and every guarantor of Tenant's obligations under this Agreement, and each such guarantor's successors and assigns.

          1.47 "Guaranty" shall mean any guaranty agreement executed by a Guarantor in favor of Landlord, together with all modifications, amendments or supplements thereto.

          1.48  "Hazardous Substances" shall mean any substance:

               (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

               (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or

               (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

               (d) the presence of which on any of the Collective Leased Properties causes or threatens to cause a violation of Applicable Laws upon such Leased Property or to adjacent properties or poses or threatens to pose a hazard to any of the Collective Leased Properties or to the health or safety of persons on or about any of the Collective Leased Properties; or

               (e), without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

               (f), without limitation, which contains polychlorinated biphenyls
     (PCBs) or asbestos or urea formaldehyde foam insulation; or

               (g), without limitation, which contains or emits radioactive particles, waves or material; or

               (h), without limitation, constitutes Regulated Medical Wastes.

          1.49 "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents- in-law, brothers-in-law, sisters-in-law, nephews and nieces.

          1.50 "Impositions" shall mean, with respect to any of the Collective Leased Properties, collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon such Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of such Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in such Leased Property, (b) such Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Leased Property or the leasing or use of such Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the applicable Leased Property or the proceeds thereof (other than in connection with the sale, exchange or other disposition to, or in connection with a transaction involving, Tenant), or (iv) any single business, gross receipts (other than a tax on any rent received by Landlord from Tenant), transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge, which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) preceding is levied, assessed or imposed expressly in lieu thereof.

          1.51 "Incidental Documents" shall mean, collectively, the Guaranty, the Stock Pledge Agreement, the Pledge and Security Agreement and the side letter agreement of even date.

          1.52 "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

          1.53 "Independent Trustees" shall mean Trustees who, in their individual capacity, are not Affiliated Persons as to Tenant and do not perform any services for Landlord except as Trustees.

          1.54 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy.

          1.55 "Interest Rate" shall mean a compounded rate of interest of eleven percent (11%) per annum.

          1.56 "Investment" shall mean all loans, advances, extensions of credit (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchases of stock, notes, bonds or other securities or evidences of indebtedness or capital contribution to any Person, whether in cash or other property. The amount of an Investment shall be its cost (the amount of cash or the fair market value of other property given in exchange therefor), whether or not written or charged off or sold or otherwise disposed of, except to the extent such cost shall have been paid to Tenant by a Person in which Tenant had no present or prospective financial interest at the time of such payment.

          1.57 "IPO" shall mean the initial public offering of the stock of Brookdale as contemplated by Form S-1 Registration Statement No. 333-12259, a true, correct and complete copy of which has heretofore been delivered by Tenant to Landlord, as the same may be amended from time to time, with Landlord's prior written consent with respect to any amendments affecting the Collective Leased Properties or Total Revenues, which consent shall not be unreasonably withheld, delayed or conditioned.

          1.58  "Land" shall have the meaning given such term in Section 2.1(a).

          1.59 "Landlord" shall have the meaning given such term in the preambles to this Agreement.

          1.60 "Lease Year" shall mean each calendar year, or portion thereof, during the term, commencing with the 1997 calendar year.

          1.61  "Leased Improvements" shall have the meaning given such term in
Section 2.1(b).

          1.62 "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

          1.63 "Leased Property" shall mean any one of the Collective Leased Properties.

          1.64 "Legal Requirements" shall mean, with respect to any of the Collective Leased Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting such Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, certificates of need, authorizations and regulations necessary to operate such Leased Property for its Primary Intended Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting such Leased Property, including those (i) which may require material repairs, modifications or alterations in or to such Leased Property or (ii) with respect to which a violation thereof would in any way adversely affect the use and enjoyment thereof.

          1.65 "Lending Institution" shall mean any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $100,000,000, brokerage house or other entity in the business of making loans.

          1.66 "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

          1.67 "Management Agreement" shall mean any agreement whether written or oral entered into between Tenant and any other party (including any Affiliated Person as to Tenant) pursuant to which management services are provided to any Facility, together with all amendments, modifications or supplements thereto.

          1.68 "Manager" shall mean the management party under any Management Agreement.

          1.69 "Minimum Rent" shall mean (a) with respect to the period commencing on the Commencement Date and expiring December 31, 1997, $692,709 per month; (b) with respect to the 1998 Lease Year, $729,167 per month; (c) with respect to the 1999 Lease Year, $765,625 per month; and (d) with respect to the 2000 Lease Year and each Lease Year thereafter (including each Lease Year during any Extended Term), $802,084 per month.

          1.70 "Notice" shall mean a notice given in accordance with Section 23.12.

          1.71 "Officer's Certificate" shall mean a certificate signed by an officer of Tenant duly authorized by the board of directors of Tenant.

          1.72 "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of fifteen percent (15%) and the maximum rate then permitted under applicable law.

          1.73 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more

Subsidiaries or Affiliated Persons, fifty percent (50%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

          1.74 "Permitted Encumbrances" shall mean, with respect to any of the Collective Leased Properties, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's title insurance policy issued to Landlord on the date hereof, this Lease, the Permitted Subleases and any other such encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

          1.75 "Permitted Liens" shall mean any Liens granted in accordance with Section 22.11(a).

          1.76 "Permitted Subleases" shall mean those Sublease Agreements, dated as of the date hereof, between Tenant, as sublandlord, and the Permitted Subtenants, as tenant.

          1.77 "Permitted Subtenant" shall mean (a) Brookdale Living Communities of Illinois, Inc., a Delaware corporation, with respect to the Leased Property located in Chicago, Illinois; (b) Brookdale Living Communities of New York, Inc., a Delaware corporation, with respect to the Leased Property located in Brighton, New York; and (c) Brookdale Living Communities of Arizona, Inc., a Delaware corporation, with respect to the Leased Property located in East Mesa, Arizona.

          1.78 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

          1.79 "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, dated as of the date hereof, made by Tenant and the Permitted Subtenants for the benefit of Landlord.

          1.80  "Primary Intended Use" shall have the meaning given such term in
Section 4.1.1.

          1.81 "Prime" shall mean The Prime Group, Inc., an Illinois corporation.

          1.82 "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of Tenant in connection with the operation of any Facility relating to any right of payment or other claim arising out of or in connection with Tenant's participation in any Third Party Payor Program.

          1.83 "Qualified Appraiser" shall mean an appraiser who is not in control of, controlled by or under common control with either Landlord or Tenant and has not been an employee of Landlord or Tenant or any Affiliated Person with respect to either of Landlord or Tenant at any time during the ten (10) year period preceding the relevant date, who is qualified to appraise commercial real estate in the State and is a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such Institute is not then in existence) and who has held his or her certificate as an M.A.I. or its equivalent for a period of not less than three (3) years, and has been actively engaged in the appraisal of commercial real estate in such area for a period of not less than five (5) years, immediately preceding his or her appointment hereunder.

          1.84  "Records" shall have the meaning given such term in Section 7.2.

          1.85 "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or the operators of the Collective Leased Properties which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Governmental Agencies.

          1.86 "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

          1.87 "Residents' Personal Property" shall mean such items of furniture, clothing and other personalty as are the property of any of the residents of any of the units at any of the Collective Leased Properties.

          1.88  "SEC" shall mean the Securities and Exchange Commission.

          1.89 "State" shall mean the State in which the applicable Leased Property is located.

          1.90 "Stock Pledge Agreement" shall mean the Stock Pledge and Security Agreement, dated as of the date hereof, made by Prime Group Limited Partnership, an Illinois limited partnership, and Tenant to Landlord.

          1.91 "Subordinated Creditor" shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

          1.92 "Subordination Agreement" shall mean any agreement executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant's obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant's obligations to Landlord under this Agreement.

          1.93  "Subsidiary" shall mean, with respect to any Person, any Entity
(a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

          1.94 "Tangible Net Worth" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (b) all deferred charges or unamortized debt discount and expense; (c) all reserves carried and not deducted from assets; (d) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary; (e) securities which are not readily marketable; (f) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Commencement Date; and (g) any items not included in clauses
(a) through (g) above that are treated as intangibles in conformity with GAAP.

          1.95 "Tenant" shall have the meaning given such term in the preambles to this Agreement.

          1.96 "Tenant's Capital Additions" shall have the meaning given such term in Section 6.2.2.

          1.97 "Tenant's Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other personal property of Tenant acquired by Tenant on and after the date hereof and located at any of the Collective Leased Properties or used in Tenant's business at any of the Collective Leased Properties and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant.

          1.98 "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

          1.99 "Third Party Payor Programs" shall mean all third party payor programs in which Tenant presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employees assistance programs.

          1.100 "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

          1.101 "Total Revenues" shall mean, with respect to each Leased Property, all revenues (determined on an accrual basis in accordance with GAAP) received or receivable from or by reason of the operation of the Facility located on the applicable Leased Property, or any portion thereof, or any other use of such Leased Property, or any portion thereof, including, without limitation, all resident rents and revenues received or receivable for the use of or otherwise by reason of all units, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on such Leased Property, or any portion thereof, including, without limitation, and except as provided below, any other arrangements with third parties relating to the possession or use of any portion of such Leased Property; provided, however, that Total Revenues shall not include: (a) allowances according to GAAP for uncollectible accounts, including credit accounts and charity care and other administrative discounts; (b) revenue from professional fees or charges by physicians and unaffiliated providers of services, when and to the extent such charges are paid over to such physicians or unaffiliated providers of services, or are separately billed and not included in comprehensive fees; (c) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; (d) revenues attributable to services actually provided off-site or otherwise away from such Facility, such as home health care, to persons that are not residents of such Facility; and (e) security deposits of residents of such Facility; it being understood and agreed that Total Revenues shall be calculated separately for each Leased Property and shall not be determined on an aggregate basis for the Collective Leased Properties.

          1.102  "Trustees" shall mean the trustees of Landlord.

          1.103 "Unsuitable for Its Primary Intended Use" shall mean, with respect to any Facility, a state or condition of such Facility, such that (a) following any damage or destruction involving such Leased Property, such Leased Property cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by Section 10.2.4, within twelve (12) months following such damage or destruction or such other period of time as to which business interruption insurance is available to cover Rent and other costs related to such Leased Property following such damage or destruction; or (b) as the result of a partial taking by Condemnation, such Facility or Leased Improvements, as the case may be, cannot be operated, in the good faith judgment of Landlord and Tenant, on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable units, the amount of square footage or the revenues affected by such damage or destruction or partial taking.

          1.104  "Work" shall have the meaning given such term in Section
10.2.4.


                                    ARTICLE 2
                                    ---------

                     COLLECTIVE LEASED PROPERTIES AND TERM
                     -------------------------------------

          2.1 Collective Leased Properties. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of the following (collectively, the "Collective Leased Properties"):

          (a) those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 to A-3, attached hereto and made a part hereof (the "Land");

          (b) all buildings, structures, Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land and all Capital Additions other than Tenant's Capital Additions (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

          (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

          (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Tenant's business on or in the Leased Improvements, and located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such personal property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property and Residents' Personal Property (collectively, the "Leased Personal Property"); and

          (f) all leases of space (including any security deposits held by Tenant pursuant thereto) in the Leased Improvements to tenants thereof.

          2.2 Condition of Collective Leased Properties. Tenant acknowledges receipt and delivery of possession of the Collective Leased Properties and Tenant accepts the Collective Leased Properties in their "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Collective Leased Properties, all applicable Legal Requirements, the lien of financing instruments, mortgages and deeds of trust, and such other matters which would be disclosed by an inspection of the Collective Leased Properties and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE COLLECTIVE LEASED PROPERTIES AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE COLLECTIVE LEASED PROPERTIES. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE COLLECTIVE LEASED PROPERTIES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS

ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title for breaches of warranties or representations, whether by contract, at law or in equity, or for latent defects in the Collective Leased Properties. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.

          2.3 Fixed Term. The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and expire December 31, 2019.

          2.4 Extended Term. Provided that no Event of Default shall have occurred and be continuing and this Agreement shall be in full force and effect, Tenant shall have the right to extend the Term for two consecutive twenty-five
(25) year renewal terms (collectively, the "Extended Terms").

          Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Extended Terms. If Tenant shall elect to exercise either of the aforesaid options, it shall do so by giving Landlord Notice thereof not later than two (2) years prior to the scheduled expiration of the then current Term of this Agreement (Fixed or Extended, as the case may be), it being understood and agreed that time shall be of the essence with respect to the giving of such Notice. Tenant may not exercise its option for more than one such Extended Term at a time. If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement. If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.

                                   ARTICLE 3
                                   ---------

                                      RENT
                                      ----

          3.1 Rent. Tenant shall pay to Landlord, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, Minimum Rent, Additional Rent and Additional Charges, during the Term, except as hereinafter expressly provided. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Rent for any partial month shall be prorated on a per diem basis based on a 360 day year consisting of twelve (12) 30-day months.

               3.1.1  Minimum Rent:

               (a) During Term. Minimum Rent shall be paid in advance on the first day of each calendar month; provided, however, that the payment of Minimum Rent with respect to any partial month in which the Commencement Date occurs and the first full month of the Fixed Term shall be payable on the Commencement Date.

               (b)  Adjustments of Minimum Rent Following Disbursements Under
     Section 6.5. Effective on the date of each disbursement to pay for the cost of any renovations pursuant to Section 6.5, the Minimum Rent shall be increased, effective on the date of such disbursement, to an annual sum equal to the product of the amount advanced and the Interest Rate. If any such disbursement is made during any calendar month on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the first day of the immediately following calendar month (in addition to the amount of Minimum Rent payable with respect to such month, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding month, as adjusted for such disbursement, exceeded the amount of Minimum Rent payable by Tenant for such preceding month without giving effect to such adjustment.

               3.1.2  Additional Rent:

               (a) Amount. For each Lease Year or portion thereof during the Term, commencing with the Lease Year beginning January 1, 1999, Tenant shall pay, with respect to each Leased Property, additional rent ("Additional Rent") with respect to such Lease Year equal to the greatest of (x) ten percent (10%) of Excess Total Revenues for such Leased Property for such Lease Year; (y) the Additional Rent payable in the immediately preceding Lease Year less the

     Variable Factor Amount (as hereinafter defined); and (z) zero.

          As used herein, "Variable Factor Amount" shall mean an amount equal to twenty-five percent (25%) of the amount of Additional Rent payable for the applicable Leased Property for the last Lease Year for which Additional Rent was payable pursuant to clause (x) above. For calculations of Additional Rent for periods of less than a full calendar year, the Variable Factor Amount shall be adjusted proportionately.

               (b) Monthly Installments. Installments of Additional Rent for any each Lease Year or portion thereof shall be calculated and paid monthly in arrears based on the amount of Additional Rent payable for the preceding Lease Year.

               (c) Date of Payment of Additional Rent. Tenant shall deliver to Landlord an Officer's Certificate setting forth the calculation of Additional Rent due and payable for each Leased Property for each month of any Lease Year. Each monthly payment of Additional Rent is due and payable and shall be delivered to Landlord, together with such Officer's Certificate, together with the applicable installment of the Minimum Rent and shall be payable in the manner hereinabove provided for payment of Minimum Rent.

               (d) Reconciliation of Additional Rent. In addition, on or before March 31, of each year, commencing March 31, 1998, Tenant shall deliver to Landlord certified audits of Tenant's financial operations for the preceding Lease Year, together with a certificate from certified public accountants reasonably acceptable to Landlord, in form reasonably acceptable to Landlord, setting forth the Total Revenues for each Leased Property for such preceding Lease Year and such other matters as Landlord may from time to time reasonably request.

               If the annual Additional Rent for the Collective Leased Properties for such preceding Lease Year as shown in the year-end certificate exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the certificate is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date paid. If the Annual Additional Rent for the Collective Leased Properties for such preceding Lease Year as shown in the year-end certificate is less than the amount previously paid with respect thereto by Tenant, provided that no Event of Default has occurred and is continuing, Landlord shall grant Tenant a credit equal to the amount of such overpayment against Additional Rent next coming due in the amount of such overpayment, as finally agreed or determined. If such a credit cannot be made because the

     Term has expired before such credit can be effected, provided that no Event of Default has occurred and is continuing, Landlord shall pay the amount of such difference to Tenant. If an Event of Default has occurred, Landlord shall apply such amounts to amounts due and owing under this Agreement and to the costs of collection of the same and shall pay any excess to Tenant.

               (e) Confirmation of Additional Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the Collective Leased Properties in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all Total Revenues, and shall employ Ernst & Young LLP or other independent accountants reasonably acceptable to Landlord, and Tenant shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Total Revenues for such Lease Year. Landlord, at its own expense except as provided hereinbelow, shall have the right from time to time by its accountants or representatives to audit the information set forth in the Officer's Certificate referred to in subparagraph (c) above or the year-end certificate referred to in subparagraph (d) above and, in connection with such audits, to examine Tenant's books and records (upon reasonable notice during customary business hours) with respect thereto (including supporting data and sales and excise tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege and/or other similar privilege or confidentiality obligations. If any such audit discloses that the Total Revenues actually received by Tenant for any Lease Year exceed those reported by Tenant by more than three percent (3%), Tenant shall pay the reasonable cost of such audit and examination. If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, provided no Event of Default has occurred and is continuing, Landlord shall grant Tenant a credit equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference. If such a credit cannot be made because the Term has expired before such credit can be effected, provided that no Event of Default has occurred and is continuing, Landlord shall pay the amount of such difference to Tenant. If an Event of Default has occurred, Landlord shall apply such amounts to amounts due and owing under this Agreement and to the costs of collection of the same and shall pay any excess to Tenant.

               Any proprietary information obtained by Landlord pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders. The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

               3.1.3 Additional Charges. In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay and discharge as and when due and payable the following (collectively, "Additional Charges"):

               (a) Impositions. Subject to Article 8 relating to Permitted Contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, subject to Article 8 relating to Permitted Contests, shall pay such installments which are due during or with respect to periods occurring during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. Provided no Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. If an Event of Default has occurred, Landlord shall apply such amounts to amounts due and owing under this Agreement and to the costs of collection of the same and shall pay any excess to Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Collective Leased Properties as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8 relating to Permitted Contests. If the provisions of any Facility Mortgage require deposits on account of Impositions to be made with such Facility Mortgagee, provided the Facility Mortgagee has not elected to waive such provision, Tenant shall either pay Landlord the monthly amounts required at the time and place that payments of Minimum Rent are required and Landlord shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Landlord, Tenant shall make such deposits directly with such Facility Mortgagee and any interest paid to Landlord with respect thereto shall be credited to Tenant.

               Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions, except that Tenant shall not be obligated to pay any late charges or penalties attributable to Landlord's failure to give such Notice promptly to Tenant.

               (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Collective Leased Properties.

               (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

               (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Agreement, including, without limitation, all agreements to indemnify Landlord under Sections 4.4 and 9.7.

               (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement (other than termination following an Event of Default) and Tenant has not exercised its right to purchase the Collective Leased Properties as provided herein, Tenant may, within sixty (60) days of the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement (unless this Agreement shall have been terminated following an Event of Default). If an Event of Default has occurred, Landlord shall apply such amounts to amounts due and owing under this Agreement and to the costs of collection of the same and shall pay any excess to Tenant.

          3.2 Late Payment of Rent. If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Facility Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.

          In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

          3.3 Net Lease. The Minimum Rent and Additional Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of Minimum Rent and Additional Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide for adjustment or abatement of such Rent.

          3.4 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement, Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate this Agreement, nor seek, nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of any of the Collective Leased Properties or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any of the Collective Leased Properties, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Agreement; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (a) modify, surrender or terminate this Agreement or quit or surrender any of the Collective Leased Properties or any portion thereof; or (b) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder, except as otherwise specifically provided in this Agreement. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, modified or amended pursuant to the express provisions of this Agreement.


                                    ARTICLE 4
                                    ---------

                    USE OF THE COLLECTIVE LEASED PROPERTIES
                    ---------------------------------------

          4.1  Permitted Use.

               4.1.1 Primary Intended Use. Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of any Leased Property, continuously use each of the Collective Leased Properties as a senior housing and assisted living facility and for such other uses as may be related, incidental or necessary thereto (such use being hereinafter referred to as such Leased Property's "Primary Intended Use"). Except for uses as provided and described in Section 16.3, Tenant shall not use any of the Collective Leased Properties or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of any of the Collective Leased Properties and no acts shall be done thereon which will cause the cancellation of any insurance policy covering any of the Collective Leased Properties or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any of the Collective Leased Properties any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Collective Leased Properties of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Collective Leased Properties and Tenant's Personal Property, including, without limitation, the Insurance Requirements. Tenant shall not take or omit to take any action, the taking or omission of which may materially impair the value or the usefulness of any of the Collective Leased Properties or any part thereof for its Primary Intended Use.

               4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise best efforts to obtain and maintain all approvals necessary to use and operate, for its Primary Intended Use, each of the Collective Leased Properties and each Facility located thereon under applicable law and, without limiting the foregoing, shall use its best efforts to maintain appropriate certifications for reimbursement and licensure, if any.

               4.1.3 Lawful Use, Etc. Tenant shall not use or suffer or permit the use of any of the Collective Leased Properties or Tenant's Personal Property for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on any of the Collective Leased Properties, or in any Facility, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall neither suffer nor permit any of the Collective Leased Properties or any portion thereof, including any Capital Addition, or Tenant's Personal Property, to be used in such a manner as (a) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (b) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the applicable Leased Property or any portion thereof.

          4.2 Compliance with Legal and Insurance Requirements, Etc. Subject to the provisions of Article 8, Tenant, at its sole expense, shall (a) comply in all material respects with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of all of the Collective Leased Properties, and (b) procure, maintain and comply in all material respects with all appropriate licenses, certificates of need, permits, provider agreements and other authorizations and agreements required for any use of the Collective Leased Properties and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Collective Leased Properties or any part thereof, including, without limitation, any Capital Additions, except where the failure to comply will not have a material adverse effect on the use or operation of any of the Collective Leased Properties for its Primary Intended Use or adversely effect Total Revenues.

          4.3 Compliance with Medicaid and Medicare Requirements. Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform in all material respects each of the Collective Leased Properties to such standards, if any, as may, from time to time, be required by Federal Medicare (Title 18) or Medicaid (Title 19) skilled and/or intermediate care nursing programs, to the extent Tenant is a participant in such programs, or any other applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over such Leased Property as a condition of the continued operation of such Leased Property for its Primary Intended Use, except where the failure to comply will not have a material adverse effect on the use or operation of any of the Collective Leased Properties for its Primary Intended Use or adversely effect Total Revenues.

          4.4  Environmental Matters.

               4.4.1 Restriction on Use, Etc. Tenant shall not store, spill upon, dispose of or transfer to or from the Collective Leased Properties any Hazardous Substance, except that Tenant may store, transfer and dispose of Hazardous Substances in material compliance with all Applicable Laws. Tenant shall maintain the Collective Leased Properties at all times free of any Hazardous Substance (except such Hazardous Substances as are maintained in compliance with all Applicable Laws). Tenant shall promptly: (a) notify Landlord in writing of any change in the nature or extent of Hazardous Substances at any of the Collective Leased Properties to the extent such change violates Applicable Laws; (b) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to any of the Collective Leased Properties pursuant to SARA Title III or any other Applicable Law; (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or could give rise to a violation of any Applicable Law and/or could give rise to any cost, expense, loss or damage (an "Environmental Obligation"); (d) observe and comply in all material respects with all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof; and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Collective Leased Properties is not materially and adversely affected thereby.

               If, at any time prior to the termination of this Agreement, Hazardous Substances are discovered on any of the Collective Leased Properties in violation of Applicable Law, Tenant shall take all actions and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency, (i) to clean up and remove from and about the Collective Leased Properties all Hazardous Substances thereon,
     (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Collective Leased Properties and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Collective Leased Properties.

               4.4.2 Environment Report. Six (6) months prior to expiration of the Term, Tenant, at its sole cost and expense, shall designate a qualified environmental engineer, satisfactory to Landlord in its sole discretion, which engineer shall conduct an environmental investigation of the Collective Leased Properties and prepare an environmental site assessment report (the "Environmental Report") with respect thereto. The scope of such Environmental Report shall include, without limitation, review of relevant records, interviews with persons knowledgeable about the Collective Leased Properties and relevant governmental agencies, a site inspection of the Collective Leased Properties, any buildings, the fencelines of the Collective Leased Properties and adjoining properties (Phase I) and shall otherwise be reasonably satisfactory in form and substance to Landlord. If such investigation, in the opinion of the performing engineer, indicates that any of the Collective Leased Properties are not free from oil, asbestos, radon and other Hazardous Substances (except in compliance with Applicable Laws), such investigation shall also include a more detailed physical site inspection, appropriate testing, subsurface and otherwise, and review of historical records (Phase II) to demonstrate the compliance of such of the Collective Leased Properties with Applicable Laws and the absence of Hazardous Substances.

               Copies of the Environmental Report, and supplements and amendments thereto, shall be provided to Landlord. With respect to any recommendations contained in the Environmental Report, violations of Applicable Laws and/or the existence of any conditions at any of the Collective Leased Properties which could give rise to an Environmental Obligation, Tenant shall promptly give Notice thereof to Landlord, together with a description, setting forth in reasonable detail, all actions Tenant proposes to take in connection therewith and Tenant shall promptly take all actions, and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency and as may be reasonably required by Landlord, to the extent required by Applicable Law, (i) to clean up, remove or remediate from and about the Collective Leased Properties all Hazardous Substances thereon, (ii) to contain, prevent and eliminate any further release or threat of release of Hazardous Substances on or about the Collective Leased Properties, and (iii) otherwise to eliminate such violation or condition from the Collective Leased Properties to the reasonable satisfaction of Landlord.

               4.4.3 Indemnification of Landlord. Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns (hereafter the "Indemnitees," and when referred to singly, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence in, upon or under the soil or ground water of any of the Collective Leased Properties or any properties surrounding any of the Collective Leased Properties of any Hazardous Substances in violation of any Applicable Law or otherwise by reason of any failure by Tenant or any Person to perform or comply with any of the terms of this Section 4.4. Tenant's duty herein includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence of Hazardous Substances in, upon or under the soil or ground water of any of the Collective Leased Properties in violation of any Applicable Law. Upon Notice from Landlord, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein.

               Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Landlord and arising from a failure of Tenant strictly to observe and perform the foregoing requirements, which amounts shall bear interest from the date incurred until paid by Tenant to Landlord at the Overdue Rate.

               4.4.4 Survival. The provisions of this Section 4.4 shall survive the expiration or sooner termination of this Agreement.


                                   ARTICLE 5
                                   ---------

                         MAINTENANCE AND REPAIRS, ETC.
                         -----------------------------

          5.1  Maintenance and Repair.

               5.1.1 Tenant's Obligations. Tenant shall, at its sole cost and expense, keep each of the Collective Leased Properties and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Collective Leased Properties or Tenant's Personal Property, or any portion thereof), and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise); provided, however, that Tenant shall be permitted to prosecute claims against Landlord's predecessors in title for breach of any representation or warranty made to or on behalf of Landlord, whether in contract, at law or in equity, or for any latent defects in the Collective Leased Properties. All repairs shall be made in good, workmanlike and first-class manner, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Tenant shall not take or omit to take any action, the taking or omission of which would materially impair the value or the usefulness of any of the Collective Leased Properties or any part thereof for its respective Primary Intended Uses. Tenant's obligations under this

     Section 5.1.1 as to any of the Collective Leased Properties shall be limited in the event of any casualty or Condemnation involving such Leased Property as set forth in Sections 10.2 and 11.2. Notwithstanding any provisions of this Section 5.1 to the contrary, Tenant's obligations with respect to Hazardous Substances are as set forth in Section 4.4.

               5.1.2 Landlord's Obligations. Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Collective Leased Properties, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Collective Leased Properties, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto (except as provided in Articles 10 and 11 with respect to disbursement of insurance and Award proceeds), or to maintain the Collective Leased Properties in any way, except as specifically provided herein. Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

               5.1.3 Nonresponsibility of Landlord; No Mechanics Liens. Landlord's interest in the Collective Leased Properties shall not be subject to liens for Capital Additions made by Tenant and Tenant shall have no power or authority to create any lien or permit any lien to attach to any of the Collective Leased Properties or the present estate, reversion or other estate of Landlord in the Collective Leased Properties or on the building or other improvements thereon as a result of Capital Additions made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Collective Leased Properties, or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for Capital Additions by Tenant or for any other purpose during the term of this Agreement.

               Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to any of the Collective Leased Properties or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against any of the Collective Leased Properties or any part thereof nor to subject Landlord's estate in any of the Collective Leased Properties or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

          5.2 Tenant's Personal Property. Tenant may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same at any time, provided that no Event of Default has occurred and is continuing. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate all of the Facilities located at the Collective Leased Properties in material compliance with all applicable licensure and certification requirements, in compliance with applicable Legal Requirements and Insurance Requirements. All of Tenant's Personal Property not removed by Tenant on or prior to the expiration or earlier termination of this Agreement shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without the necessity of first giving notice thereof to Tenant, without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore each of the Collective Leased Properties to the condition required by Section 5.3, including repair of all damage to the Collective Leased Properties caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord.

          If Tenant uses any item of tangible personal property (other than motor vehicles) on, or in connection with, any Leased Property which belongs to anyone other than Tenant, Tenant shall use its reasonable efforts to require the agreement permitting such use to provide that Landlord or its designee may assume Tenant's rights under such agreement upon management or operation of the applicable Facility by Landlord or its designee.

          5.3 Yield Up. (a) Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender each of the Collective Leased Properties to Landlord in the condition in which each of the Collective Leased Properties was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated with respect to any of the Collective Leased Properties following a casualty or total Condemnation in accordance with Article 10 or Article 11).

          In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its best efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the Facilities located on the Collective Leased Properties. If requested by Landlord, Tenant will continue to manage any such Facility after the expiration of the Term and for as long thereafter as is necessary to obtain all necessary licenses, operating permits and other governmental authorizations, on such reasonable terms (which shall include an agreement to pay Tenant a market rate management fee and reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs) as Landlord shall request.

          (b) Effective on not less than fifteen (15) days' prior Notice given at least sixty (60) days prior to expiration of the Term (or such shorter period as shall be appropriate if this Agreement is terminated with respect to any of the Collective Leased Properties prior to its expiration date), Landlord shall have the option to purchase all (but not less than all) of Tenant's Personal Property (except motor vehicles) with respect to any of the Collective Leased Properties, at the expiration or sooner termination of this Agreement with respect to such Leased Property, for an amount equal to the then fair market value thereof (determined by the agreement of Landlord and Tenant if they can agree and otherwise in accordance with the appraisal procedures set forth in
Article 19), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which such Tenant's Personal Property is subject. Tenant's Personal Property shall be conveyed to Landlord on an "as-is" basis, in its then current condition and state of repair. Tenant shall provide Landlord with warranties of title, reflecting no encumbrances as to which adjustments to the purchase price thereof, as required by the previous sentence, have not been made. Failure of Landlord to notify Tenant of its election to purchase Tenant's Personal Property at any of the Collective Leased Properties by the 75th day prior to the expiration of this Agreement (or such shorter period as may be appropriate if this Agreement is terminated with respect to any of the Collective Leased Properties prior to its expiration date) shall be deemed to constitute a waiver of Landlord's right to purchase Tenant's Personal Property with respect to such Leased Property.

          5.4 Encroachments, Restrictions, Etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the affected Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any of the Collective Leased Properties, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which any of the Collective Leased Properties is subject, upon the request of Landlord (but only as to any encroachment, violation or impairment that is not a Permitted Encumbrance) or of any Person affected by any such encroachment, violation or impairment, Tenant shall, at its sole cost and expense, subject to its right to contest the existence of any encroachment, violation or impairment in accordance with the provisions of Article 8, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, or (b) make such changes in the Leased Improvements and take such other actions, as are reasonably practicable to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements and, in any event, take all such actions as may be necessary in order to ensure the continued operation of the affected Leased Improvements for their respective Primary Intended Use substantially in the manner and to the extent such Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of this Article 5. Tenant's obligations under this Section 5.4 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

          5.5 Landlord to Grant Easements, Etc. Landlord shall from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of Tenant and at Tenant's sole cost and expense, (a) grant easements and other rights in the nature of easements with respect to any of the Collective Leased Properties to third parties; (b) release existing easements or other rights in the nature of easements which are for the benefit of any of the Collective Leased Properties; (c) dedicate or transfer unimproved portions of any of the Collective Leased Properties for road, highway or other public purposes; (d) execute petitions to have any of the Collective Leased Properties annexed to any municipal corporation or utility district; (e) execute amendments to any covenants and restrictions affecting any of the Collective Leased Properties; and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfers, petitions and amendments (to the extent of its interests in such Leased Property); provided, however, that Landlord shall have first reasonably determined in good faith that such grant, release, dedication, transfer, petition or amendment is not detrimental to the operation of the applicable Leased Property for its Primary Intended Use and does not materially reduce the value of such Leased Property, and Landlord shall have received an Officer's Certificate certifying that such grant, release, dedication, transfer, petition or amendment is not detrimental to the operation of the applicable Leased Property for its Primary Intended use and does not materially reduce the value of such Leased Property, together with such additional information with respect thereto as Landlord may reasonably request.


                                    ARTICLE 6
                                    ---------

                            CAPITAL ADDITIONS, ETC.
                            -----------------------

          6.1 Construction of Capital Additions. Tenant shall not construct or install Capital Additions on any of the Collective Leased Properties without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that no consent shall be required for any Capital Addition so long as (a) the Capital Additions Costs for such Capital Addition are less than $250,000 in the aggregate; (b) such construction or installation would not adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property; and (c) Landlord shall have received an Officer's Certificate certifying as to the satisfaction of the conditions set out in clauses (a) and
(b) above. If Landlord's consent is required, prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Landlord shall have ten (10) Business Days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within ten (10) Business Days after receipt of all information and materials requested by Landlord in connection with the proposed Capital Addition shall be deemed to constitute approval of such proposed Capital Addition. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Leased Improvement on the applicable

Leased Property with any other improvements on property adjacent to such Leased Property (and not part of the Land), including, without limitation, tie-ins of buildings or other structures or utilities. Tenant shall not finance the cost of any construction of any Capital Addition except as provided in Section 6.2.1. Any Capital Additions (including Tenant's Capital Additions) shall, upon the expiration or sooner termination of this Agreement, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances but subject to Landlord's obligation to compensate Tenant for Tenant's Capital Additions as provided below.

          6.2  Capital Additions Financed or Paid For by Tenant.

               6.2.1 Financing of Capital Additions. Tenant may arrange for financing for Capital Additions, provided, that (a) the terms and conditions of any such financing shall be commercially reasonable; (b) any lender with respect thereto shall be a Subordinated Creditor and any security interests in any property of Tenant, including, without limitation, the applicable Leased Property, shall be expressly and fully subordinated to this Agreement and to the interest of Landlord in the applicable Leased Property and to the rights of any Facility Mortgagee; and
     (c) the aggregate proceeds of such financing shall be used for improvements in or at the Collective Leased Properties. Otherwise, the terms of Tenant's financing of any Capital Additions shall be subject to Landlord's prior written approval, which approval may be given or withheld by Landlord in Landlord's sole discretion.

               6.2.2 Purchase by Landlord. If, pursuant to the provisions of this Agreement, Tenant either pays for or arranges financing (to the extent permitted in Section 6.2.1) to pay for the costs of construction or installation of any Capital Addition ("Tenant's Capital Additions") (but excluding, in any event, any Capital Addition financed by or through Landlord including, without limitation, all Capital Additions paid for or financed through disbursements under Section 6.5), upon the expiration or earlier termination of this Agreement (but if this Agreement is terminated by reason of an Event of Default, only after Landlord is fully compensated for all damages resulting therefrom), Landlord shall compensate Tenant for all Tenant's Capital Additions in any of the following ways determined in Landlord's sole discretion:

               (a) By purchasing such Tenant's Capital Additions from Tenant for cash in the amount of the then Fair Market Added Value of such Tenant's Capital Additions; or

               (b) By making such other arrangement regarding such compensation as shall be mutually acceptable to Landlord and Tenant.

          6.3 Capital Additions Financed by Landlord. If Landlord shall, at the request of Tenant and in Landlord's sole discretion (except as provided in Section 6.5), elect to finance any proposed Capital Addition, Tenant shall provide Landlord with such information as Landlord may from time to time request, including, without limitation, the following:

               (a) Evidence that such Capital Addition will be, and, upon completion, has been, completed in compliance with the applicable requirements of State and federal law with respect to capital expenditures for facilities like the Facilities;

               (b) Copies of all building, zoning and land use permits and approvals and upon completion of such Capital Addition, a copy of the certificate of occupancy for such Capital Addition, if required;

               (c) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, State or local government licenses and approvals;

               (d) An Officer's Certificate and a certificate from Tenant's architect, if available, setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost and invoices and lien waivers from Tenant's contractors for such work;

               (e) A deed conveying to Landlord title to any land acquired for the purpose of constructing the Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord, and, upon completion of the Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

               (f) Endorsements to any outstanding policy of title insurance covering the applicable Leased Property or commitments therefor, reasonably satisfactory in form and substance to Landlord, (i) updating the same without any additional exceptions except as reasonably approved by Landlord, and (ii) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (g) below);

               (g) If appropriate, (i) an owner's policy of title insurance insuring fee simple title to any land conveyed to Landlord pursuant to subparagraph (e) above, free and clear of all liens and encumbrances, except those reasonably approved by Landlord, and (ii) a lender's policy of title insurance, reasonably satisfactory in form and substance to Landlord and any Facility Mortgagee; and

               (h) Prints of architectural and engineering drawings relating to such Capital Addition and such other certificates, documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the board of directors of Tenant authorizing the execution and delivery of any lease amendment or other instruments reasonably required by Landlord, any Facility Mortgagee and any Lending Institution advancing or reimbursing Landlord or Tenant for any portion of the Capital Additions Cost.

          If Landlord shall finance the proposed Capital Addition, Tenant shall pay to Landlord all reasonable costs and expenses paid or incurred by Landlord and any Facility Mortgagee or Lending Institution which has committed to finance such Capital Addition in connection therewith, including, but not limited to,
(a) the reasonable attorneys' fees and expenses, (b) all printing expenses, (c) all filing, registration and recording taxes and fees, (d) documentary stamp taxes, (e) title insurance charges, appraisal fees, and rating agency fees, and
(f) commitment fees.

          6.4 Non-Capital Additions. Tenant shall have the right, at Tenant's sole cost and expense, without Landlord consent, to make additions, modifications or improvements to the Collective Leased Properties which are not Capital Additions ("Non-Capital Additions") from time to time as Tenant, in its discretion, may deem desirable for the applicable Primary Intended Use provided that any such Non-Capital Addition will not materially alter the character or purpose or materially detract from the value, operating efficiency or revenue-producing capability of the applicable Leased Property or adversely affect the ability of Tenant to comply with the provisions of this Agreement and, without limiting the foregoing, will not adversely affect or violate any Legal Requirement or Insurance Requirement applicable to the applicable Leased Property. All such Non-Capital Additions shall, upon expiration or earlier termination of this Agreement, pass to and become the property of Landlord, free and clear of all liens and encumbrances, other than Permitted Encumbrances.

          6.5 Improvement Advances. At any time during that portion of the Term commencing on the Commencement Date and expiring June 30, 1998, Landlord agrees to advance to Tenant, from time to time, as hereinafter provided, an aggregate amount of up to Two

Million Five Hundred Thousand Dollars ($2,500,000) for the purpose of making Capital Additions and Non-Capital Additions to the Collective Lease Properties. The obligation of Landlord to make each advance pursuant to this Section 6.5 shall be subject to the prior or simultaneous satisfaction of the following conditions:

               (a) at the time of each disbursement, no Event of Default shall have occurred and be continuing; and

               (b) at least fifteen (15) Business Days before the date on which Tenant desires a disbursement to be made hereunder (but in no event subsequent to June 30, 1998), Tenant shall submit to Landlord a written requisition and the substantiation therefor which shall include bills and invoices with respect to the work for which reimbursement is sought, together with such other information with respect thereto as Landlord may reasonably require, including, without limitation, the items identified in
     Section 6.3, if applicable. Any such requisition shall be for not less than $250,000 (or such lesser amount as shall constitute the difference between $2,500,000 and the aggregate of all prior disbursements). Such requisitions shall be made not more frequently than monthly.

          6.6 Salvage. All materials which are scrapped or removed in connection with the making of either Capital Additions or Non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.


                                   ARTICLE 7
                                   ---------

                                     LIENS
                                     -----

          7.1 Liens. Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge or bond over in a manner reasonably satisfactory to Landlord, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Collective Leased Properties or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances; (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord; (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder; (d) subleases permitted by Article 17; (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as

(i) the same are not yet payable, or (ii) are being contested in accordance with
Article 8; (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8; and (g) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 21.

          7.2 Landlord's Lien. In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of this Agreement, Tenant hereby grants unto Landlord a security interest in and an express contractual lien upon Tenant's Personal Property (except motor vehicles), and all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating primarily to the operation of the Facilities (the "Records") and all proceeds therefrom, subject to any Permitted Encumbrances; and such Tenant's Personal Property shall not be removed from the Collective Leased Properties at any time when an Event of Default has occurred and is continuing.

          Upon Landlord's reasonable request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with the provisions of the applicable laws of the State. Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, upon the occurrence and during the continuance of any Event of Default, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in addition to any statutory lien for the Rent.


                                    ARTICLE 8
                                    ---------

                               PERMITTED CONTESTS
                               ------------------

          Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to any of the Collective Leased Properties, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined; (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering such Leased Property or any interest therein or result in a lien attaching to such Leased Property; (c) no part of such Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss; and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either (i) provide a bond, title indemnity, endorsement or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against any of the Collective Leased Properties, together with all interest and penalties thereon will be paid, or (ii) deposit within the time otherwise required for payment with a bank or trust company, as trustee, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on any of the Collective Leased Properties, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord and any Facility Mortgagee with reasonable evidence of such deposit, title indemnity, endorsement or other assurance within five (5) days after request therefor. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (x) to pay any Claims when finally determined, (y) to provide security therefor as provided in this Article 8, or (z) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.


                                    ARTICLE 9
                                    ---------

                         INSURANCE AND INDEMNIFICATION
                         -----------------------------

          9.1 General Insurance Requirements. Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any of the Collective Leased Properties, keep each of the Collective Leased Properties and all property located therein or thereon, including Tenant's Personal Property, insured against the risks and in the amounts as follows and shall maintain the following insurance:

               (a) "All-risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, explosion of steamboilers, pressure vessels or other similar apparatus, now or hereafter installed in the Facility located at such Leased Property, extended coverage perils, earthquake and all physical loss perils insurance, including, but not limited to, sprinkler leakage, in an amount equal to one hundred percent (100%) of the then full Replacement Cost thereof (as defined in Section 9.2) with the usual extended coverage endorsements, including a Replacement Cost Endorsement and Builder's Risk Coverage during the continuance of any construction at such Leased Property;

               (b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraphs (a) and (b) above, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;

               (c) Comprehensive general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1988 ISO CGL form or its equivalent or otherwise in the broadest form available, including, without limitation, broad form contractual liability, fire legal liability independent contractor's hazard and completed operations coverage) in an amount not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) in the aggregate and umbrella coverage of all such claims in an amount not less than Twenty-Five Million Dollars ($25,000,000);

               (d) Flood (when the applicable Leased Property is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be customary for comparable properties in the area;

               (e) Worker's compensation insurance coverage for all persons employed by Tenant on the applicable Leased Property with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, State and federal law, and employer's liability insurance in such amounts as Landlord and any Facility Mortgagee shall reasonably require; and

               (f) Such additional insurance as may be reasonably required, from time to time, by Landlord or any Facility Mortgagee.

          9.2 Replacement Cost. "Replacement Cost" as used herein shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full Replacement Cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full Replacement Cost redetermined by an accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other. The determination of such appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser.

          9.3 Waiver of Subrogation. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

          9.4 Form Satisfactory, Etc. All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable and shall contain such provisions and expiration dates and be in such form and amounts and issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of A or A+ in Best's latest rating guide, and as otherwise shall be approved by Landlord. Without limiting the foregoing, such policies shall include no deductible in excess of $25,000 (unless consistent with deductibles included in policies carried by entities engaged in similar businesses and owning similar properties similarly situated and agreed to in advance by Landlord) and, with the exception of the insurance described in
Section 9.1(e), shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear. All losses shall be payable to Landlord, any Facility Mortgagee or Tenant as provided in Article 10. Any loss adjustment shall require the prior written consent of Landlord, Tenant, and each Facility Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned by Landlord. Tenant shall pay all insurance premiums and deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy) and, in the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord or any Facility Mortgagee at the times required, Landlord shall have the right, but not the obligation, upon the giving of written Notice thereof to Tenant, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until the date repaid. All such policies shall provide Landlord (and any Facility Mortgagee, if required by the same) thirty (30) days' prior written notice of any modification, expiration or cancellation of such policy.

          9.5 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant and its Affiliated Persons, provided, that (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Agreement, and (b) the requirements of this Article 9 are otherwise satisfied. Without limiting the foregoing, the amounts of insurance that are required to be maintained pursuant to Section 9.1 shall be on a Facility by Facility basis, and shall not be subject to an aggregate limit less than the sum of the coverages required for each Leased Property (except in the case of the umbrella coverage required under Section 9.1(c)).

          9.6 No Separate Insurance. Tenant shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.

          9.7 Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord (except to the extent that any of the following result from Landlord's gross negligence or willful misconduct) by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Collective Leased Properties or adjoining sidewalks or rights of way, including, without limitation, any claims of malpractice; (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Collective Leased Properties or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to the Collective Leased Properties or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party; (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement); and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement. Tenant shall pay all amounts payable under this
Section 9.7 within ten (10) Business Days after demand therefor, and if not timely paid, such amounts shall bear interest at the Overdue Rate from the date of determination to the date of payment. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned). The obligations of Tenant under this Section
9.7 are in addition to the obligations set forth in Section 4.4 and shall survive the termination of this Agreement.

                                   ARTICLE 10
                                   ----------

                                    CASUALTY
                                    --------

          10.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to the Collective Leased Properties, or any portion thereof, and insured under any policy of insurance required by Article 9 (including, without limitation, proceeds of any business interruption insurance) shall be paid directly to Landlord (subject to the provisions of Section 10.2). If Tenant is required to reconstruct or repair any of the Collective Leased Properties as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Leased Property necessitated by such damage or destruction, subject to the provisions of Section
10.2.4. Provided no Event of Default has occurred and is continuing, any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event that Section 10.2.1 below is applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to
Section 10.2.1. All salvage resulting from any risk covered by insurance shall belong to Landlord, except any salvage related to Tenant's Capital Additions and Tenant's Personal Property shall belong to Tenant.

          10.2  Damage or Destruction.

               10.2.1 Damage or Destruction of Leased Property. If, during the Term, any of the Collective Leased Properties shall be totally or partially destroyed and the Facility located thereon is thereby rendered Unsuitable for Its Primary Intended Use, Tenant shall, at its option, exercisable by the giving of Notice thereof to Landlord within sixty (60) days after the date of casualty, elect either (a) to purchase such Leased Property from Landlord for a purchase price equal to the greater of (i) the Adjusted Purchase Price of such Leased Property and (ii) the Fair Market Value Purchase Price of such Leased Property immediately prior to such damage or destruction, or (b) terminate this Agreement with respect to the affected Leased Property. Failure by Tenant to give such Notice prior to the expiration of such 60-day period shall be deemed an election by Tenant to purchase such Leased Property in accordance with clause (a) preceding. In the event Tenant elects to terminate this Agreement with respect to the affected Leased Property, this Agreement shall, thereupon, terminate with respect to the applicable Leased Property and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage. In the event Tenant purchases such Leased Property as provided in this Section 10.2.1, the insurance proceeds payable on account of such damage shall be paid to Tenant. If Tenant purchases the applicable Leased Property as provided herein, the closing with respect thereto shall occur on a date designated by Landlord by Notice to Tenant (but in no event prior to 30 days after such Notice), this Agreement shall terminate as to the applicable Leased Property upon payment of the purchase price therefor, and Landlord shall remit to Tenant all insurance proceeds pertaining to the applicable Leased Property then held by Landlord. Upon termination of this Agreement with respect to such Leased Property as hereinabove provided, the Minimum Rent thereafter payable hereunder shall be reduced by an amount reasonably determined by Landlord in good faith to be that portion of the Minimum Rent allocable to such Leased Property.

               10.2.2 Partial Damage or Destruction. If, during the Term, any of the Collective Leased Properties shall be totally or partially destroyed but the Facility located thereon is not rendered Unsuitable for Its Primary Intended Use, Tenant shall promptly restore such Facility as provided in
     Section 10.2.4.

               10.2.3 Insufficient Insurance Proceeds. If the cost of the repair or restoration of the applicable Leased Property exceeds the amount of insurance proceeds received by Landlord pursuant to Article 9, Tenant shall contribute any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with any other insurance proceeds, for application to the cost of repair and restoration.

               10.2.4 Disbursement of Proceeds. In the event Tenant is required to restore the applicable Leased Property pursuant to Section 10.2, Tenant shall, at its sole cost and expense, commence promptly and continue diligently to perform the repair and restoration of such Leased Property (hereinafter called the "Work"), or shall cause the same to be done, so as to restore such Leased Property in full compliance with all Legal Requirements and so that such Leased Property shall be at least equal in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds (other than proceeds of business interruption insurance which shall be advanced as provided below) and the amounts paid to it pursuant to Section 10.2.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be for not less than $250,000 (or such lesser amount as equals the entire balance of the repair and restoration) and Tenant shall submit to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be acceptable to Landlord). Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on (a) the absence of any Default or Event of Default; (b) its reasonable approval of plans and specifications of an architect reasonably satisfactory to Landlord; (c) general contractors' estimates; (d) architect's certificates; (e) unconditional lien waivers of general contractors; (f) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required; and (g) such other certificates as Landlord may, from time to time, reasonably require. Proceeds of business interruption insurance shall be applied by Landlord to the payment of all Minimum Rent, Additional Rent and Additional Charges then due and payable and to become due and payable for the period for which such proceeds have been paid by the insurance provider. Any excess shall, provided no Event of Default has occurred and is continuing, be disbursed to Tenant. If an Event of Default has occurred, Landlord shall apply such amounts to amounts due and owing under this Agreement and to the costs of collection of the same and shall pay any excess to Tenant.

               Landlord's obligation to disburse insurance proceeds under this
     Article 10 shall be subject to the release of such proceeds by the applicable Facility Mortgagee to Landlord.

               Tenant's obligation to restore the applicable Leased Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Facility Mortgagee to Landlord and by Landlord to Tenant in accordance with the terms of this Agreement.

          10.3  Damage Near End of Term.  Notwithstanding any provisions of
Section 10.1 or 10.2 to the contrary, if damage to or destruction of any of the Collective Leased Properties occurs during the last twenty-four (24) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is twelve (12) months prior to the end of such Term, the provisions of Section 10.2.1 shall apply as if such Leased Property had been totally or partially destroyed and the Facility located thereon rendered Unsuitable for its Primary Intended Use.

          10.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property or Tenant's Capital Additions shall be paid to Tenant and, to the extent necessary to repair or replace Tenant's Capital Additions or Tenant's Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property or Tenant's Capital Additions.

          10.5 Restoration of Tenant's Property. If Tenant is required to restore the applicable Leased Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant, Tenant's Personal Property and all Tenant's Capital Additions, or (b) replace such alterations and improvements, Tenant's Personal Property, and/or Tenant's Capital Additions with improvements or items of the same or better quality and utility in the operation of such Leased Property.

          10.6 No Abatement of Rent. This Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall, except as otherwise provided in Section 10.2.1, remain unabated during the Term notwithstanding any damage involving any of the Collective Leased Properties (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the applicable Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

          10.7 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of any of the Collective Leased Properties.

                                   ARTICLE 11
                                   ----------

                                  CONDEMNATION
                                  ------------

          11.1 Total Condemnation, Etc. If either (a) the whole of any of the Collective Leased Properties shall be taken by Condemnation or (b) a Condemnation of less than the whole of any of the Collective Leased Properties renders such Leased Property Unsuitable for Its Primary Intended Use, this Agreement shall terminate with respect to such Leased Property, Tenant and Landlord shall seek the Award for their interests in such Leased Property as provided in Section 11.5 and the Minimum Rent thereafter payable shall be reduced by an amount reasonably determined by Landlord in good faith to be that portion of the Minimum Rent allocable to such Leased Property. If the Award received by Landlord for Landlord's interest in such Leased Property is less than the greater of (x) the Adjusted Purchase Price or (y) the Fair Market Value Purchase Price of such Leased Property immediately prior to such Condemnation, Tenant shall contribute and pay to Landlord the amount of such shortfall.

          11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of any of the Collective Leased Properties such that such Leased Property is still suitable for its Primary Intended Use, Tenant shall, at its sole cost and expense, commence promptly and continue diligently to restore the untaken portion of the Leased Improvements on such Leased Property so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation, in full compliance with all Legal Requirements. Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (a) the absence of any Event of Default; (b) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed); (c) general contractors' estimates; (d) architect's certificates; (e) unconditional lien waivers of general contractors; (f) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required; and (g) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Facility Mortgage, and the release of such Award by the applicable Facility Mortgagee. Tenant's obligation to restore the applicable Leased Property shall be subject to the release of the Award by the applicable Facility Mortgagee to Landlord and Landlord's release of the Award to Tenant in accordance with the terms of this Agreement. If the cost of the restoration of the applicable Leased Property exceeds that part of the Award necessary to complete such restoration, together with severance and other damages awarded for the taken Leased Improvements, Tenant shall contribute upon the demand of Landlord any excess amounts needed to restore such Leased Property. Such difference shall be paid by Tenant to Landlord and held by Landlord, together with such part of the Award and such severance and other damages, for application to the cost of restoration.

          11.3 Abatement of Rent. Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Collective Leased Properties.
The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving any or all of the Collective Leased Properties and, to the maximum extent permitted bylaw, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

          11.4 Temporary Condemnation. In the event of any temporary Condemnation of all or any part of the Collective Leased Properties or Tenant's interest therein, this Agreement shall continue in full force and effect, and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions this Agreement on the part of the Tenant to be performed and observed. Provided no Event of Default has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore such Leased Property to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this Section 11.4, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twenty-four
(24) months.

          11.5 Allocation of Award. Except as provided in the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the applicable Leased Property, Tenant's Capital Additions, loss of business during the remainder of the Term, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.


                                   ARTICLE 12
                                   ----------

                             DEFAULTS AND REMEDIES
                             ---------------------

          12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

               (a) should Tenant fail to make any payment of the Rent when due and such failure shall continue for a period of five (5) Business Days after the due date or should Tenant fail to pay any other sum (including, but not limited to, payment of the purchase price for any of the Collective Leased Properties which Tenant shall be obligated to purchase pursuant to the terms of this Agreement) payable hereunder when due and such failure shall continue for a period of five (5) Business Days after Notice thereof; or

               (b) should Tenant shall fail to maintain the insurance coverages required under Article 9; or

               (c) should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) or should any Guarantor or any Permitted Subtenant default in the due observance or performance of any of the terms, covenants or agreements contained in any Incidental Document, and, in any such case, such default shall continue for a period of fifteen (15) days after Notice thereof from Landlord to Tenant (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property); provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant, such Guarantor or such Permitted Subtenant commences to cure such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional sixty (60) days in the aggregate) as may be necessary to cure such default with all due diligence; or

               (d) should any obligation of Tenant or any of the Permitted Subtenants, in respect of any Indebtedness for money borrowed or for the deferred purchase price of any material property or services (excluding trade accounts payable in the ordinary course of business on customary trade terms) or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof and any applicable grace or notice period with respect thereto shall have lapsed, or should there occur and be continuing with respect to any such Indebtedness or deferred purchase price any default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause such any such obligations to become due prior to its stated maturity and any applicable grace or notice period with respect thereto shall have lapsed (provided that, in any such event, the same shall not be deemed an Event of Default if Tenant or any Permitted Subtenant shall be contesting the same in good faith and shall provide such security with respect thereto as Landlord may reasonably require); or

               (e) should any obligation of any Guarantor, in respect of any Indebtedness for money borrowed or for the deferred purchase price of any material property or services (excluding trade accounts payable in the ordinary course of business on customary trade terms) or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof and any applicable grace or notice period with respect thereto shall have lapsed, or should there occur and be continuing with respect to any such Indebtedness or deferred purchase price any default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause such any such obligations to become due prior to its stated maturity and any applicable grace or notice period with respect thereto shall have lapsed and Landlord shall reasonably determine such event may materially and adversely impact such Guarantor's ability to perform its respective obligations under the Guaranty (provided that, in any such event, the same shall not be deemed an Event of Default if such Guarantor shall be contesting the same in good faith and shall provide such security with respect thereto as Landlord may reasonably require); or

               (f) should there occur a final unappealable determination by applicable State authorities of the revocation or limitation of any license, permit, certification or approval required for the lawful operation of any of the Facilities in accordance with its Primary Intended Use or the loss or limitation of any license, permit, certification or approval under any other circumstances under which Tenant or any of the Permitted Subtenants is required to cease its operation of such Facility in accordance with its Primary Intended Use at the time of such loss or limitation and such event or failure has a material adverse effect on the use or operation of the applicable Leased Property or an adverse effect on Total Revenues; or

               (g) should any representation or warranty made by or on behalf of Tenant, any Guarantor or any Permitted Subtenant under or in connection with this Agreement, any Incidental Document, or in any document, certificate or agreement delivered in connection herewith or therewith prove to have been false or misleading in any material respect on the day when made or deemed made; or

               (h) should Tenant, any Guarantor or any Permitted Subtenant generally not be paying its debts as they become due, or should Tenant, any Guarantor or any Permitted Subtenant, make a general assignment for the benefit of creditors; or

               (i) should any petition be filed by or against Tenant, any Guarantor or any Permitted Subtenant under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant, any Guarantor or any Permitted Subtenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant, such Guarantor or Permitted Subtenant, or for any substantial part of the property of Tenant, such Guarantor or Permitted Subtenant, and any such proceeding is not dismissed within ninety
     (90) days after institution thereof, or should Tenant, such Guarantor or Permitted Subtenant take any action to authorize or effect any of the actions set forth above in this paragraph; or

               (j) should Tenant, any Guarantor or any Permitted Subtenant any proceeding for its dissolution or termination; or

               (k) should Tenant or any of the Permitted Subtenants voluntarily cease operation of any of the Collective Leased Properties for its Primary Intended Use for a period in excess of thirty (30) consecutive days, except as a result of damage, destruction or partial or complete Condemnation; or

               (l) should a default shall occur under any mortgage which is secured by Tenant's leasehold interest hereunder or the mortgagee under any such mortgage accelerates the indebtedness secured thereby or commence a foreclosure action in connection with said mortgage; or

               (m) should the estate or interest of Tenant or any of the Permitted Subtenants in any of the Collective Leased Properties or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) one hundred and twenty
     (120) days after commencement thereof, unless the amount in dispute is less than $10,000, in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) thirty (30) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

               (n) should there occur any Change in Control of the Tenant, any Guarantor or any of the Permitted Subtenants, except for any Change in Control of Tenant as a result of the closing of the IPO, or as otherwise permitted by Section 16.1; or

               (o) should any default occur under the Permitted Subleases and continue beyond the expiration of any applicable notice or cure period;

     then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Collective Leased Properties by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease with respect to such of the Collective Leased Properties as shall have been identified in such Notice. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement.

          Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, subject to applicable law, enter upon the Collective Leased Properties or any portion thereof and take possession of any and all of Tenant's Personal Property and the Records (subject to any prohibitions or limitations to disclosure of any such data as described in
Section 3.1.2(e)) on any such Leased Property, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant's Personal Property unless otherwise prohibited by law.
Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least ten (10) days before the date of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including, reasonable attorneys' fees) shall be applied as a credit against the indebtedness which is secured by the security interest granted in Section 7.2. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiency to Landlord, as Additional Charges, upon demand.

          12.2 Remedies. None of (a) the termination of this Agreement with respect to any or all of the Collective Leased Properties pursuant to Section 12.1; (b) the repossession of any or all of the Collective Leased Properties or any portion thereof; (c) the failure of Landlord to re-let any or all of the Collective Leased Properties or any portion thereof; nor (d) the reletting of all or any of portion of the Collective Leased Properties, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the any of the Collective Leased Properties as to which this Agreement is so terminated through and including the date of such termination and, if this Agreement shall be terminated with respect to less than all of the Collective Leased Properties, the allocation of the Rent with respect to the Collective Leased Properties as to which this Agreement shall have been terminated shall be made in such manner as Landlord, in Landlord's sole and absolute discretion, shall determine. Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not any of the Collective Leased Properties as to which this Agreement is so terminated or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the applicable Leased Property, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting, and, if this Agreement shall be terminated with respect to less than all of the Collective Leased Properties, the allocation of the Rent with respect to the Collective Leased Properties as to which this Agreement shall have been terminated shall be made in such manner as Landlord, in Landlord's reasonable discretion in good faith, shall determine. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Collective Leased Properties.

          At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord's election, Tenant shall pay to Landlord either
(a) an amount equal to the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the Fair Market Rental for the same period, or (b) an amount equal to the lesser of (i) the Rent and other charges that would have been payable for the balance of the Term had it not been terminated, and (ii) the aggregate of the Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement); provided, however, that if this Agreement shall have been terminated with respect to less than all of the Collective Leased Properties, the allocation of the Rent with respect to the Collective Leased Properties as to which this Agreement shall have been terminated shall be made in such manner as Landlord, in Landlord's sole and absolute discretion, shall determine. In the event this Agreement is so terminated prior to the expiration of the first full year of the Term, the liquidated damages which Landlord may elect to recover pursuant to clause (b)
(ii) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

          In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet any of the Collective Leased Properties as to which this Agreement is so terminated or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in any applicable Leased Property or any portion thereof as Landlord, in its reasonable discretion, in good faith, considers advisable and necessary for the purpose of reletting any such Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Collective Leased Properties, or, in the event that any of the Collective Leased Properties is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of any of the Collective Leased Properties, by reason of the violation by Tenant of any of the covenants and conditions of this Agreement.

          12.3 Tenant's Waiver. IF THIS AGREEMENT IS TERMINATED WITH RESPECT TO ANY OF THE COLLECTIVE LEASED PROPERTIES PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS
ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

          12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's obligations under this Agreement in such order as Landlord may determine or as may be required by applicable law.

          12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine in good faith immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon any of the Collective Leased Properties or any portion thereof for such purpose and take all such action thereon as, in Landlord's reasonable discretion, in good faith, may be necessary or appropriate therefor, including the management of the Facility located thereon by Landlord or its designee, and Tenant hereby irrevocably appoints, in the event of such election by Landlord, upon the occurrence and during the continuance of any Event of Default, Landlord or its designee as manager of any such Facility and its attorney in fact for such purpose, irrevocably and coupled with an interest, in the name, place and stead of Tenant. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

          12.6 Trade Names. If this Agreement is terminated with respect to any of the Collective Leased Properties for any reason, Tenant shall not use a Facility Trade Name in the same market in which the Facility located thereon is located in connection with any business that competes with such Facility.


                                   ARTICLE 13
                                   ----------

                                  HOLDING OVER
                                  ------------

          Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and the Additional Rent then in effect plus Additional Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

                                   ARTICLE 14
                                   ----------

                               LANDLORD'S DEFAULT
                               ------------------

          If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement and such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Facility Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord and to such Facility Mortgagee. Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's invoice, at the Overdue Rate. Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

          If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction.


                                   ARTICLE 15
                                   ----------

                          PURCHASE OF LEASED PROPERTY
                          ---------------------------

          In the event Tenant shall purchase any of the Collective Leased Properties from Landlord pursuant to the terms of this Agreement, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent and other charges due and payable with respect to any period ending on or before the date of the purchase, deliver to Tenant an appropriate deed or other instruments, conveying the entire interest of Landlord in and to such Leased Property to Tenant, free and clear of all encumbrances created through the act or omission of Landlord other than (i) Permitted Encumbrances and such other liens, if any, which Tenant has agreed in writing to accept and take title subject to, and (ii) encumbrances imposed on such Leased Property under Section 5.5. The difference between the applicable purchase price and the total cost of discharging the encumbrances described in clause (i) preceding shall be paid to Landlord or as Landlord may direct, by wire transfer of immediately available federal funds. Such Leased Property shall be conveyed to Tenant on an "as is" basis and in its "as-is" physical condition. The closing of any such sale shall be subject to all terms and conditions with respect thereto set forth in this Agreement and shall, unless waived by Tenant, be contingent upon and subject to Tenant's obtaining all required governmental consents and approvals for such transfer. All expenses of such conveyance, including, without limitation, all transfer and sales taxes, documentary fees, the fees and expenses of counsel to Landlord and the cost of any title examination or title insurance, shall be paid by Tenant.


                                   ARTICLE 16
                                   ----------

                           SUBLETTING AND ASSIGNMENT
                           -------------------------

          16.1 Subletting and Assignment. Except as provided in the last sentence of this paragraph and Section 16.3 below, Tenant shall not, without the prior written consent of a majority of the Independent Trustees and a majority of the Trustees, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Collective Leased Properties or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of any of the Collective Leased Properties by anyone other than Tenant, or any of the Collective Leased Properties to be offered or advertised for assignment or subletting. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include any Change in Control of Tenant (other than any Change in Control resulting from (x) the closing of the IPO, (y) the trading of shares by the public on a nationally recognized exchange, including, without limitation, NASDAQ, or (z) the issuance of additional equity interests in Tenant or any Guarantor on commercially reasonable terms) or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant's assets are transferred to any other entity, as if such change in control or transaction were an assignment of this Agreement. Landlord's consent shall not be required in connection with the transfer of all of the interests in Tenant to Prime, provided that Prime shall, simultaneously therewith, execute and deliver to Landlord a Stock Pledge and Security Agreement in the form of the Stock Pledge Agreement.

          If this Agreement is assigned or if any of the Collective Leased Properties or any part thereof are sublet (or occupied by anybody other than Tenant or residents of the units at the Facilities) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

          No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Primary Intended Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option.

          16.2 Required Sublease Provisions. Any sublease of all or any portion of any of the Collective Leased Properties (except to residents of the units located at the Facilities) shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Facility Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's Rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of such Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or (viii) be required to remove any Person occupying any portion of the Collective Leased Properties; and (c), in the event that such subtenant receives a written Notice from Landlord or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Facility Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

          The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

          16.3 Permitted Subleases. Notwithstanding the foregoing, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may enter into the Permitted Subleases and third party residency agreements with respect to the units located at the Facilities and may, in each instance after Notice to Landlord, sublease space at any of the Collective Leased Properties for laundry, commissary or child care purposes or other concessions in the ordinary course of business, so long as such sublease will not reduce the number of units at the applicable Facility, will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Facility Mortgagee may require.

          16.4 Sublease Limitation. Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet any of the Collective Leased Properties on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.


                                   ARTICLE 17
                                   ----------

                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS
                 ----------------------------------------------

          17.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days prior Notice by a party, the other party shall furnish to the requesting party an Officer's Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that, to such party's knowledge, no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, any Facility Mortgagee and any prospective purchaser or mortgagee of any of the Collective Leased Properties.

          17.2  Financial Statements.

          Tenant shall furnish the following statements to Landlord:

               (a) within forty-five (45) days after each of the first three quarters of any Fiscal Year, the most recent Consolidated Financials and the most recent unaudited financial statements of Tenant prepared on a Facility by Facility basis, in each case accompanied by the Financial Officer's Certificate;

               (b) within one hundred twenty (120) days after the end of each Fiscal Year, the most recent Consolidated Financials for such year, including the most recent financial statements of Tenant prepared on a Facility by Facility basis, in each case certified by Ernst & Young LLP or another independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer's Certificate;

               (c) within thirty (30) days after the end of each calendar month, an unaudited statement of income prepared on a Facility by Facility basis, including occupancy percentages and payor mix, accompanied by a Financial Officer's Certificate;

               (d) promptly after the sending or filing thereof, copies of all reports which Tenant and/or any Guarantor sends to its security holders generally, and copies of all periodic reports which Tenant and/or any Guarantor files with the SEC or any stock exchange on which its shares are listed or traded;

               (e) promptly after the delivery thereof to Tenant or any Guarantor, or either of their management, a copy of any management letter or written report prepared by the certified public accountants with respect to the financial condition, operations, business or prospects of Tenant or such Guarantor, as the case may be;

               (f)  at any time and from time to time upon not less than twenty
     (20) days Notice from Landlord (or such additional period as may be reasonably required to comply with such request), any Consolidated Financials or any other financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith; and

               (g) promptly, upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant and any Guarantor as Landlord may reasonably request from time to time.

Landlord may at any time, and from time to time, provide any Facility Mortgagee with copies of any of the foregoing statements.

          17.3  General Operations.

          Tenant covenants and agrees to furnish to Landlord:

               17.3.1 Reimbursement, Licensure, Etc. Within thirty (30) days after receipt or modification thereof, copies of:

               (a) all licenses authorizing Tenant to operate each Facility for its Primary Intended Use;

               (b) all Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to each Facility (excluding, however, correspondence which may be subject to any attorney-client privilege);

               (c) all reports of surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/Medicaid, and accreditation requirements, including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege); and

               (d) with reasonable promptness, such other confirmation as to the licensure and Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time.

          17.3.2 Annual Budgets. Commencing with the 1998 Fiscal Year, not less than thirty (30) days prior to commencement of any Fiscal Year, proposed annual income and ordinary expense and capital improvement budgets setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, owning, maintaining and operating the Facilities during the next succeeding Fiscal Year.


                                   ARTICLE 18
                                   ----------

                          LANDLORD'S RIGHT TO INSPECT
                          ---------------------------

          Tenant shall permit Landlord and its authorized representatives to inspect the Collective Leased Properties during usual business hours upon not less than twenty-four (24) hours' notice (provided that no such notice shall be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the applicable Leased Property and further provided that in the event of an emergency, as determined by Landlord in its sole discretion, prior Notice shall not be necessary.

                                  ARTICLE 19
                                  ----------

                                   APPRAISAL
                                   ---------

          19.1 Appraisal Procedure. In the event that it becomes necessary to determine the Fair Market Value of any of the Collective Leased Properties for any purpose of this Agreement and the parties cannot agree thereon, such Fair Market Value shall be determined upon the written demand of either party in accordance with the following procedure.

          The party requesting an appraisal, by Notice given within thirty (30) days after the date of the event which requires or permits such procedure, shall propose and unilaterally approve a Qualified Appraiser. The other party, by Notice given within fifteen (15) days after receipt of such Notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen
(15) day period, such party shall have waived its right to appoint a Qualified Appraiser, the first Qualified Appraiser shall appoint a second Qualified Appraiser within fifteen (15) days thereafter and the Fair Market Value shall be determined by the Qualified Appraisers as set forth below.

          The two Qualified Appraisers shall thereupon endeavor to agree upon the Fair Market Value. If the two Qualified Appraisers so named cannot agree upon such value within thirty (30) days after the designation of the second such appraiser, each such appraiser shall, within five (5) days after the expiration of such thirty (30) day period, submit his appraisal of fair market value to the other appraiser in writing, and if the fair market values set forth in such appraisals vary by five percent (5%) or less of the greater value, the fair market value shall be determined by calculating the average of the two fair market values determined by the two appraisers.

          If the fair market values set forth in the two appraisals vary by more than five percent (5%) of the greater value, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the expiration of the aforesaid five (5) day period. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen (15) day period, either party may, upon written notice to the other, request that such appointment be made by the then President (or equivalent officer) of the State's Chapter of the American Institute of Real Estate Appraisers, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, by any state or Federal court of competent jurisdiction for the State.

          In the event that all three of the appraisers cannot agree upon Fair Market Value within twenty (20) days following the selection of the third appraiser, each appraiser shall, within ten (10) days thereafter, submit his appraisal of fair market value to the other two appraisers in writing, and the fair market value shall be determined by calculating the average of the two numerically closest values (or, if the values are equidistant, the average of all three values) determined by the three appraisers.

          In the event that any appraiser appointed hereunder does not or is unable to perform his or her obligation hereunder, then the party or the appraisers appointing such appraiser shall have the right to propose and approve unilaterally a substitute Qualified Appraiser, but if the party or the appraisers who have the right to appoint a substitute Qualified Appraiser fail to do so within ten (10) days after written notice from the other party (or either party in the event such appraiser was appointed by the other appraisers) either party may, upon written notice to the party having the right to appoint a substitute Qualified Appraiser, request that such appointment be made by such officer of the American Institute of Real Estate Appraisers or court of competent jurisdiction as described above; provided, however, that a party who has the right to appoint an appraiser or a substitute appraiser shall have the right to make such appointment only up until the time such appointment is made by such officer or court.

          In connection with the appraisal process, Tenant shall provide the appraisers full access during normal business hours to examine the applicable Leased Property, the books, records and files of Tenant and all agreements, leases and other operating agreements relating to the applicable Leased Property.

          The costs (other than Landlord's counsel fees) of each such appraisal shall be borne by Tenant and shall be included as part of the Additional Charges. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

          The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

          19.2 Landlord's Right to Appraisal. Landlord shall have the right, exercisable twice at any time during the Term, to appoint a Qualified Appraiser to perform a complete appraisal of any or all of the Collective Leased Properties, (each such appraisal to include complete valuations of any such Leased Property based upon (a) the "Cost Approach", (b) the "Market Approach" and (c) the "Income Approach"), which appraisal shall meet all requirements of any state or Federal bank regulatory authority that Landlord considers relevant or any Facility Mortgagee. The costs of each such appraisal shall be borne by Tenant and shall be included as part of the Additional Charges.


                                   ARTICLE 20
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          20.1 Representations of Tenant. To induce Landlord to enter into this Agreement, Tenant represents and warrants to Landlord as follows:

               20.1.1 Status and Authority of Tenant. Tenant is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation. Tenant has all requisite power and authority under the laws of its state of formation and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Tenant has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

               20.1.2 Action of Tenant. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Tenant, enforceable against Tenant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

               20.1.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Tenant, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Collective Leased Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Tenant is bound.

               20.1.4 Litigation. Tenant has received no written notice of and, to Tenant's knowledge, no action or proceeding is pending or threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto, will result in any material adverse change in the business, operation, affairs or condition of any of the Collective Leased Properties, result in or subject the Collective Leased Properties to a material liability, or involves condemnation or eminent domain proceedings against any material part of the Collective Leased Properties.

               20.1.5 Disclosure. To Tenant's knowledge, there is no fact or condition which materially and adversely affects the business or condition of the Collective Leased Properties which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to Landlord in connection with the transactions contemplated hereby.

               20.1.6 Compliance With Law. Except as disclosed in writing to Landlord, to Tenant's knowledge, the Collective Leased Properties and the use and operation thereof do not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Tenant has not received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of any of the Collective Leased Properties or which would modify or realign any adjacent street or highway in a manner which would materially adversely affect the use and operation of the Collective Leased Properties.

               20.1.7 Hazardous Substances. Except as disclosed to Landlord or as described in any environmental report delivered to Landlord, to Tenant's knowledge, none of Tenant nor any tenant or other occupant or user of any of the Collective Leased Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any Hazardous Substances on any of the Collective Leased Properties, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any Applicable Law, and, to Tenant's knowledge, except as disclosed to Landlord or as described in any environmental report delivered to Landlord, the Collective Leased Properties are free from any such Hazardous Substances, except any such materials maintained in accordance with Applicable Law.

          20.2 Representations of Landlord. To induce Tenant to enter in this Agreement, Landlord represents and warrants to Tenant as follows:

               20.2.1 Status and Authority of Landlord. Landlord is a Maryland real estate investment trust duly organized, validly existing and in trust good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Landlord has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

               20.2.2 Action of Landlord. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of this Agreement by Landlord constitutes the valid and binding obligation and agreement of Landlord, enforceable against Landlord in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

               20.2.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Landlord, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Landlord pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Landlord is bound.

               20.2.4 Litigation. No investigation, action or proceeding is pending and, to Landlord's actual knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

                                   ARTICLE 21
                                   ----------

                               FACILITY MORTGAGES
                               ------------------

          21.1 Landlord May Grant Liens. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 21.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon any of the Collective Leased Properties, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall include the right to prepay (whether or not subject to a prepayment penalty) and shall provide (subject to Section 21.2 below) that it is subject to the rights of Tenant under this Agreement, including the rights of Tenant to acquire the Collective Leased Properties pursuant to the applicable provisions of this Agreement.

          21.2 Subordination of Lease. Subject to Section 21.1, this Agreement, any and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Collective Leased Properties, or any of them, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination provided that such agreement does not amend or modify this Agreement and includes customary non-disturbance and recognition provisions. Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called "Superior Landlord" and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee".

          If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement with respect to one or more of the Collective Leased Properties, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Agreement with respect to one or more of the Collective Leased Properties, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment provided that such agreement does not amend or modify this Agreement and includes customary non-disturbance and recognition provisions. Upon such attornment, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Agreement; (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant; (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord; (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto;
(e) liable to Tenant beyond the Successor Landlord's interest in the applicable Leased Property and the rents, income, receipts, revenues, issues and profits issuing from such Leased Property; (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the applicable Leased Property ready for occupancy by Tenant; or (g) required to remove any Person occupying the applicable Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

          21.3 Notice to Mortgagee and Ground Landlord. Subsequent to the receipt by Tenant of notice from any Person that it is a Facility Mortgagee, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the applicable Leased Property as part of the demised premises, no notice from Tenant to Landlord as to the applicable Leased Property shall be effective unless and until a copy of the same is given to such Facility Mortgagee or ground lessor, and the curing of any of

Landlord's defaults by such Facility Mortgagee or ground lessor shall be treated as performance by Landlord.


                                   ARTICLE 22
                                   ----------

                         ADDITIONAL COVENANTS OF TENANT
                         ------------------------------

          22.1 Prompt Payment of Indebtedness. Tenant shall, and shall cause the Permitted Subtenants to, (a) pay or cause to be paid when due all payments of principal of and premium and interest on Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period; (b) pay or cause to be paid when due all lawful claims for labor and rents; (c) pay or cause to be paid when due all trade payables; and (d) pay or cause to be paid when due all other Indebtedness upon which it is or becomes obligated, except, in each case, to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

          22.2 Conduct of Business. Tenant shall, and shall cause the Permitted Subtenants to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct its business.

          22.3 Maintenance of Accounts and Records. Tenant shall keep true records and books of account in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP. Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, except for changes approved by such independent public accountants. Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

          22.4 Notice of Change of Name, Etc. Tenant shall give prompt Notice to Landlord of any change in (a) the name (operating or otherwise) of Tenant or any Facility; (b) the individual licensed as executive director of any Facility;
(c) the number of units available for use at any Facility; and (d) the patient and/or child care services, if any, that are offered at any Facility.

          22.5 Notice of Litigation, Potential Event of Default, Etc. Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it, any Guarantor or any of the Permitted Subtenants may hereafter become a party which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant, such Guarantor or Permitted Subtenant. Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant, any Guarantor or any of the Permitted Subtenants on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant, any Guarantor or any of their Affiliated Persons required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

          22.6 Indebtedness of Tenant. None of Tenant or the Permitted Subtenants shall create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

               (a)  Indebtedness of Tenant to Landlord;

               (b) Indebtedness of Tenant for taxes, assessments, governmental charges or levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

               (c)  Indebtedness of Tenant in respect of judgments or awards
     (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $10,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

               (d) unsecured borrowings from Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant's obligations under this Agreement;

               (e) Indebtedness for purchase money financing or goods and services incurred in the ordinary course of business; or

               (f)  Indebtedness permitted pursuant to the terms of Section
     6.2.1.

          22.7 Financial Condition of Tenant. Tenant shall at all times maintain Tangible Net Worth in an amount at least equal to one year's Minimum Rent; provided, however, that so long as Prime or Brookdale is a Guarantor pursuant to a Guaranty, any demand promissory note made by Prime or Brookdale to the order of Tenant shall, to the extent of the outstanding principal amount thereof, be counted toward satisfying such requirement.

          22.8 Distributions, Payments to Affiliated Persons, Etc. Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business and payments pursuant to management agreements with any such Affiliated Person) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, there shall exist any (a) Monetary Default, (b) Default as to which Landlord shall have given Tenant Notice thereof or (c) Event of Default.

          22.9 Prohibited Transactions. Tenant shall not permit to exist or enter into any agreement or arrangement whereby it or any Permitted Subtenant engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are not less favorable to Tenant or the Permitted Subtenant than those on which similar transactions between unaffiliated parties could fairly be expected to be entered into on an arms-length basis.

          22.10 Management of Collective Leased Properties. Tenant shall not enter into or permit to exist any Management Agreement unless the terms thereof have been previously approved in writing by Landlord, which approval may be given or withheld in Landlord's reasonable discretion in good faith. All management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the applicable Leased Property, payable by Tenant to any Guarantor (or any Affiliated Person as to Tenant or such

Guarantor), shall be subordinated to all of the obligations of Tenant due under this Agreement pursuant to a Subordination Agreement. Tenant shall not agree to any change in the Manager of any of the Collective Leased Properties and/or any Facility, to any change in any Management Agreement, terminate any Management Agreement or permit any Manager to assign any Management Agreement without the prior written approval of Landlord in each instance, which approval may be given or withheld in Landlord's reasonable discretion in good faith. Any Management Agreement shall provide that Landlord shall be provided notice of any defaults thereunder and, at Landlord's option, an opportunity to cure such defaults and shall otherwise be in form and substance satisfactory to Landlord in its reasonable discretion in good faith. If Landlord shall cure any of Tenant's defaults under any Management Agreement, the cost of such cure shall be payable upon demand by Tenant to Landlord with interest accruing from the demand date at the Overdue Rate and Landlord shall have the same rights and remedies for failure to pay such costs on demand as for Tenant's failure to pay Minimum Rent. Tenant shall deliver to Landlord any instrument requested by Landlord to implement the intent of the foregoing provision.

          22.11 Liens and Encumbrances. Except as permitted by Section 7.1, subject to the provisions of Article 8 relating to Permitted Contests, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement, Tenant's Personal Property or any of its other respective assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

               (a) Security interests securing Indebtedness permitted pursuant to Section 22.6; and

               (b)  Permitted Encumbrances.

          22.12 Merger; Sale of Assets; Etc. Except as otherwise expressly provided in this Agreement, Tenant shall not (a) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock) or business to any Person; (b) merge into or with or consolidate with any other Entity; or (c) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (c) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

          22.13 Permitted Subleases. Tenant shall not amend, modify or terminate the Permitted Subleases without the prior written consent of Landlord.


                                  ARTICLE 23
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          23.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

          23.2 No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          23.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

          23.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this

Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

          23.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of any of the Collective Leased Properties or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

          23.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in any of the Collective Leased Properties.

          23.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of any of the Collective Leased Properties shall convey all or any portion of the Collective Leased Properties in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Collective Leased Properties shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Collective Leased Properties arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

          23.8 Quiet Enjoyment. So long as Tenant shall pay the Rent as the same becomes due and shall comply with all of the terms of this Agreement, Tenant shall peaceably and quietly have, hold and enjoy the Collective Leased Properties for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 21 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

          23.9 NON-LIABILITY OF TRUSTEES. THE DECLARATION, A COPY OF WHICH IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

          23.10 Landlord's Consent of Trustees. Where provision is made in this Agreement for Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not unreasonably to withhold its consent.

          23.11 Memorandum of Lease. Neither Landlord nor Tenant shall record this Agreement. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference to this Agreement, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such memorandum.

          23.12  Notices.

               (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

               (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

               (c)  All such notices shall be addressed,

     if to Landlord to:

               Health and Retirement Properties Trust
               400 Centre Street
               Newton, Massachusetts 02158
               Attn: Mr. David J. Hegarty
               [Telecopier No. (617) 332-2261]

     with a copy to:

               Sullivan & Worcester LLP
               One Post Office Square
               Boston, Massachusetts 02109
               Attn: Jennifer B. Clark, Esq.
               [Telecopier No. (617) 338-2880]

     if to Tenant to:

               BLC Property, Inc.
               c/o The Prime Group, Inc.
               77 West Wacker Drive, Suite 3900
               Chicago, Illinois 60601
               Attn: Mr. Mark J. Schulte
               [Telecopier No. (312) 917-0460]

     with a copy to:

               The Prime Group, Inc.
               77 West Walker Drive, Suite 3900
               Chicago, Illinois 60601
               Attn: Robert J. Rudnik, Esq.
               [Telecopier No. (312) 917-1684]

     and to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, IL 60601-9703
               Attn: Wayne D. Boberg, Esq.
               [Telecopier No. (312) 558-5700]

               (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

          23.13 Construction. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to any of the Collective Leased Properties shall survive such termination or expiration. In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant under this Agreement. Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) shall survive the expiration or sooner termination of this Agreement.

          23.14 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

          23.15 Applicable Law, Etc. Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of
(i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or
(iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of and disposition with respect to any of the Collective Leased Properties.

          To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of New York as is provided by law; and the parties consent to the jurisdiction of said court or courts located in New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

          23.16 Payment of Fees. Tenant shall pay to Landlord, upon demand, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection with the preparation, execution and delivery of this Agreement and all acts undertaken by Landlord in contemplation thereof or in connection therewith.

          IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

                                 LANDLORD:

                                 HEALTH AND RETIREMENT PROPERTIES TRUST

                                    /s/ David J. Hegarty
                                 By:______________________________
                                         President
                                     Its:________________________


                                 TENANT:

                                 BLC PROPERTY, INC.

                                    /s/ Mark J. Schulte
                                 By:_______________________________
                                     Its Executive (Vice) President

                              EXHIBITS A-1 TO A-3
                              -------------------

                                    The Land
                                    --------

                             [See attached copies.]

                                  EXHIBIT A-1
PARCEL 1:

THE NORTH 50 FEET OF THE SOUTH 105 FEET OF THE EAST 180 FEET OF THAT PART OF THE LOT 8 LYING WEST OF THE WEST BOUNDARY LINE OF LINCOLN PARK, AS ESTABLISHED BY DECREE OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS ENTERED OCTOBER 31, 1904, IN CASE GENERAL NUMBER 256886, ALL IN COUNTY CLERK'S DIVISION OF LOTS 2, 3 AND 4 AND OF THE SOUTH 33 FEET OF LOT 1 IN THE ASSESSOR'S DIVISION OF LOTS 1 AND 2 IN THE CITY OF CHICAGO SUBDIVISION OF THE EAST FRACTIONAL HALF OF SECTION 28, TOWNSHIP 40 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, MEANING AND INTENDING TO DESCRIBED A TRACT OF LAND BOUNDED AS FOLLOWS:

BEGINNING ON THE WEST BOUNDARY LINE OF LINCOLN PARK ESTABLISHED AS AFORESAID, AT A POINT 55 FEET NORTH OF THE NORTH LINE OF OAKDALE AVENUE; THENCE NORTH 50 FEET; THENCE WEST 180 FEET; THENCE SOUTH 50 FEET; THENCE EAST 180 FEET TO THE POINT OF BEGINNING IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF LOT 2 IN ASSESSOR'S DIVISION OF LOTS 1 AND 2 IN THE CITY OF CHICAGO SUBDIVISION OF THE EAST FRACTIONAL HALF OF SECTION 28, TOWNSHIP 40 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST BOUNDARY LINE OF LINCOLN PARK, AS ESTABLISHED BY DECREE OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS ENTERED OCTOBER 31, 1904 IN CASE 256886, SAID POINT OF BEGINNING BEING 80 FEET DUE SOUTH FROM THE SOUTH LINE OF WELLINGTON STREET EXTENDED EAST; THENCE RUNNING WEST 200 FEET ALONG A LINE AT ALL POINTS 80 FEET DUE SOUTH FROM THE SOUTH LINE OF WELLINGTON STREET EXTENDED EAST; RUNNING THENCE SOUTHERLY ON A LINE AT ALL POINTS 200 FEET WEST OF SAID WEST BOUNDARY LINE OF LINCOLN PARK TO A POINT ON THE NORTH LINE OF THE ALLEY AS DEDICATED BY INSTRUMENT RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS ON MARCH 16, 1915 AS DOCUMENT 5594071; RUNNING THENCE EAST ON THE NORTH LINE OF SAID ALLEY TO A POINT 180 FEET WEST OF SAID WEST BOUNDARY LINE OF LINCOLN PARK; RUNNING THENCE SOUTHERLY ON THE EAST LINE OF SAID ALLEY TO A POINT 105 FEET NORTH OF THE NORTH LINE OF OAKDALE AVENUE, SAID POINT BEING ON THE NORTH LINE OF THE PREMISES CONVEYED TO FRANK A. HECHT, CLARA K. HECHT AND FRANK A. HECHT, JR. BY DEED DATED NOVEMBER 16, 1917 AND RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS AS DOCUMENT 6231480, RUNNING THENCE EAST ON A LINE PARALLEL WITH THE NORTH LINE OF OAKDALE AVENUE AND BEING THE NORTH LINE OF THE PREMISES CONVEYED TO FRANK A. HECHT, CLARA K. HECHT AND FRANK
A. HECHT, JR., 180 FEET TO SAID WEST BOUNDARY LINE OF LINCOLN PARK AND RUNNING THENCE NORTH ALONG SAID WEST BOUNDARY LINE OF LINCOLN PARK TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THAT PART OF LOTS 2 AND 3 IN THE ASSESSOR'S DIVISION OF LOTS 1 AND 2 IN A SUBDIVISION BY THE CITY OF CHICAGO OF THE EAST FRACTIONAL HALF OF SECTION 28, TOWNSHIP 40 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN AND OF THE ACCRETIONS EAST OF AND ADJOINING SAID PREMISES DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE WEST BOUNDARY LINE OF LINCOLN PARK, AS ESTABLISHED BY DECREE OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS ENTERED OCTOBER 31, 1904 IN CASE 256886, WHERE SAID BOUNDARY LINE IS INTERSECTED BY THE NORTH LINE OF OAKDALE AVENUE; THENCE NORTH ALONG SAID BOUNDARY LINE 55 FEET; THENCE WEST ALONG A LINE PARALLEL WITH THE NORTH LINE OF SAID OAKDALE AVENUE 180 FEET; THENCE SOUTH PARALLEL WITH THE BOUNDARY LINE OF LINCOLN PARK AS ESTABLISHED IN CASE 256886. 55 FEET TO THE NORTH LINE OF SAID OAKDALE AVENUE; THENCE EAST ALONG THE NORTH LINE OF SAID OAKDALE AVENUE 180 FEET TO THE POINT OF BEGINNING IN COOK COUNTY, ILLINOIS.

                                  EXHIBIT A-2

  ALL THAT PIECE OR PARCEL OF PROPERTY, situate in Town Lot 46, Township 13, Range 7, Town of Brighton, County of Monroe and New York State as shown on the map prepared by LaVern R. Celestino, PLS, dated November 20, 1996 and more particularly described as follows:

Commencing at the intersection of the existing westerly boundary of Clinton Avenue South with the existing southerly boundary of Clinton Avenue South, said point also being the northeast corner of lands now or formerly owned by Kathleen Chapman (Liber 6822 of Deeds, page 105), thence S 87 degrees 15' 31" W along the last mentioned southerly boundary of Clinton Avenue South a distance of 10.70 feet to the point of beginning, said point also being the intersection of the existing westerly boundary of Clinton Avenue South with the common division line between lands now or formerly owned by the Gables at Brighton Associates on the north and lands now or formerly owned by Kathleen Chapman on the south; thence

1. S 87 degrees 15' 31" W, along the last mentioned common division line and also along the common division line between lands now or formerly owned by the Rochester Gas and Electric Corporation, Frederic W. Perau and the People of the State of New York on the south and lands now or formerly owned by the aforementioned The Gables at Brighton Associates, on the north, a distance of
659.08 feet to point at its intersection with the common division line between lands now or formerly owned by the People of the State of New York on the west and lands now or formerly owned by The Gables at Brighton Associates, on the east; thence


2. N 20 degrees 29' 49" E, along the last mentioned common division line a distance of 647.89 feet to a point at its intersection with the common division line between lands now or formerly owned by Donald H. and Helen Ross on the north and lands now or formerly owned by The Gables at Brighton Associates, on the south; thence

3. N 87 degrees 15' 31" E, along the last mentioned common division line a distance of 270.59 feet to a point at its intersection with the common division line between lands now or formerly owned by the Alpha Lutheran School of the Deaf on the east, and lands now or formerly owned by The Gables at Brighton Associates, on the west; thence

4. S 06 degrees 29' 54" W, along the last mentioned common division line a distance of 94.19 feet to a point at its intersection with the common division line between lands now or formerly owned by the Alpha Lutheran School of the Deaf on the north and lands now or formerly owned by The Gables at Brighton Associates, on the south; thence

5. S 83 degrees 30' 06" E, along the last mentioned common division line a distance of 143.63 feet to a point at its intersection with the common division line between lands now or formerly owned by Marie G. Cragg on the east and lands now or formerly owned by The Gables at Brighton Associates, on the west; thence

6. S 14 degrees 05' 34" W, along the last mentioned common division line a distance of 124.33 feet to a point at its intersection with the common division

                                  EXHIBIT A-2


line between lands now or formerly owned by Marie G. Cragg on the north, and lands now or formerly owned by The Gables at Brighton Associates, on the south; thence

7. S 75 degrees 54' 26" E, along the last mentioned common division line a distance of 144.75 feet to a point at its intersection with the before mentioned existing westerly boundary of Clinton Avenue North; thence

8. S 14 degrees 05' 34" W, along the said existing westerly boundary of Clinton Avenue South a distance of 332.76 feet to the point and place of beginning.

Together with an easement as more particularly described in a certain instrument from Rochester Gas and Electric Corporation to 2001 Associates, Limited Partnership dated August 4, 1986 and recorded in Liber 7442 of Deeds, at page 207 on September 14, 1988.

                                  EXHIBIT A-3

Lot 9, of BROADVIEW CENTER, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 272 of Maps, Page 26.

                                   EXHIBIT B
                                   ---------

                           Allocable Purchase Prices
                           -------------------------

               East Mesa, Arizona       $14,800,000
               Rochester, New York      $10,700,000
               Chicago, Illinois        $62,000,000